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Exhibit 10.25

EXECUTION COPY

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

by and between

PROMETHEUS LABORATORIES INC.

and

ALIZYME THERAPEUTICS LIMITED

November 29, 2007

COLAL-PRED®

i

	7.7	Financial Condition	29
8.	SUPPLY		29
	8.1	Clinical Trial Material Supply Agreement	29
	8.2	Technical Assistance	30
9.	INDEMNIFICATION		31
	9.1	Indemnification by Alizyme	31
	9.2	Indemnification by Prometheus	31
	9.3	Indemnification Procedures	31
	9.4	Insurance	32
10.	TERM AND TERMINATION		32
	10.1	Term	32
	10.2	Termination of Agreement for Breach	32
	10.3	Termination of Agreement by Alizyme	32
	10.4	Termination of Agreement by Prometheus	33
	10.5	Procedure upon Termination or Expiration of Agreement	33
	10.7	Third Party Costs and Expenses	34
	10.8	Survival	34
11.	LIMITATION OF LIABILITY		34
12.	DISPUTE RESOLUTION		34
	12.1	Informal Resolution	35
	12.2	Arbitration	35
	12.3	Governing Law	35
13.	MISCELLANEOUS		35
	13.1	Unenforceability	35
	13.2	Compliance with Law	35
	13.3	No Waiver	35
	13.4	Drafting	35
	13.5	Assignment	35
	13.6	Relationship of the Parties	36
	13.7	Injunctive Relief	36
	13.8	Notices	36
	13.9	Entire Agreement	37
	13.10	Force Majeure	37
	13.11	Headings	37
	13.12	Set Off	37
	13.13	Costs and Expenses	37
	13.14	Counterparts	37
	13.15	Parent Guarantee	38
ANNEX A	Licensed Intellectual Property
ANNEX B	Development Plan
SCHEDULE 4.4.2(c)	Illustration of Royalty Reduction Mechanism
SCHEDULE 4.5	Illustration of Reconciliation Mechanism

ii

LICENSE AGREEMENT

        THIS LICENSE AGREEMENT ("Agreement") is effective as of November 29, 2007 (the "Effective Date"), and is by and between PROMETHEUS LABORATORIES INC., a California corporation having its principal place of business at 9410 Carroll Park Drive, San Diego, CA 92121 USA ("Prometheus") and ALIZYME THERAPEUTICS LIMITED, a corporation organized under the laws of England and Wales, having its principal place of business at Granta Park, Great Abington, Cambridge, CB21 6GX, United Kingdom ("Alizyme") and, for purposes of Section 13.15 (and any Sections cross-referenced therein) only, Alizyme plc, a corporation organized under the laws of England and Wales and having its registered office at Granta Park, Great Abington, Cambridge, CB21 6GX, United Kingdom ("Alizyme plc").

RECITALS

        WHEREAS, Alizyme is the owner of all right, title and interest in or otherwise has the right to license certain Patents, Trademarks and Know-How related to COLAL-PRED (each as hereinafter defined); and

        WHEREAS, Alizyme desires to grant, and Prometheus desires to accept, a License (as hereinafter defined) under such Patents, Trademarks and Know-How in the Prometheus Territory (as hereinafter defined) on the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, for and in consideration of the above-described recitals, the mutual promises and covenants of the parties hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto ("Parties"), intending to be legally bound, enter into the agreements contained herein.

1.     DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings set forth below:

        "Act" shall mean the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, as they may be amended or supplemented from time to time, or an equivalent application under any successor laws or regulations.

        "Adverse Event" shall mean any untoward medical occurrence in a patient or clinical investigation subject temporally associated with the use of the Product whether or not considered related to the Product.

        "Affiliate" shall mean, with respect to either Party, any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Party. For the purposes of this definition, the term "control", as applied to any person or entity, means the ownership or control, directly or indirectly, of more than the lesser of (a) fifty percent (50%) or (b) the maximum percentage allowed by law in the country of the controlled person or entity, of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority; provided that such entity shall be considered an "Affiliate" only during the time that such "control" exists.

        "Agreement" shall have the meaning set forth in the introduction.

        "Alizyme" shall have the meaning set forth in the introduction.

        "Alizyme Confidential Information" shall have the meaning set forth in Section 6.1.1.

        "Alizyme Improvement" shall have the meaning set forth in Section 3.6.1.

        "Alizyme Improvement Patent(s)" shall have the meaning set forth in Section 3.6.1.

        "Alizyme Indemnitee" shall have the meaning set forth in Section 9.2.

        "Alizyme Trademark and Know-How Usage Fee" shall have the meaning set forth in Section 4.3.2.

        "Alizyme Trademarks" shall mean the trademark COLAL-PRED® and such other trademarks listed in Annex A-3 or which Alizyme owns or has the right to sublicense to Prometheus and which relate to the Product.

        "Alliance Manager" shall have the meaning set forth in Section 3.1.1.

        "CIPO" shall have the meaning set forth in Section 5.1.4.

        "Claim" shall mean any charge, allegation, notice, civil, criminal or administrative claim, demand, complaint, cause of action, suit, Proceeding, arbitration, hearing or investigation.

        "Clinical Trial Material Supply Agreement" shall have the meaning set forth in Section 8.1.

        "CMC Activities" shall mean chemistry manufacturing controls and related activities in support of Regulatory Filings and Regulatory Approvals for the Product.

        "COLAL" shall mean Alizyme's proprietary colonic drug release technology as claimed by the Patents listed in Section 1 of Annex A-1.

        "COLAL-PRED" shall mean a dosage form suitable for pharmaceutical use containing prednisolone sodium metasulfobenzoate coated with COLAL.

        "Cold Process Option" shall have the meaning set forth in Section 2.1.4.

        "Cold Process Patents" shall mean (a) the Patents listed in Annex A-2 as may be amended from time to time by the Parties; and (b) all Patents in the Prometheus Territory (i) to which any of the Patents set forth on Annex A-2 claim priority or (ii) for which any of the Patents on Annex A-2 form a basis for priority, including any divisionals, continuations, substitutions, continuations-in-part, extensions, renewals, re-examinations or reissues of such Patents listed on Annex A-2.

        "Commercially Reasonable Efforts" shall have the meaning set forth in Section 3.8.1.

        "Committee" shall have the meaning set forth in Section 3.1.1.

        "Control" or "Controlled" shall mean with respect to Know-How or Patents, that the applicable Party has licensed (or otherwise obtained rights to or under) such Know-How or Patents from a Third Party and such Party has the right to grant sublicenses to such Know-How or Patents.

        "Development Plan" shall mean the development plan for the Product in the Prometheus Territory attached hereto as Annex B, as may be amended from time to time pursuant to this Agreement.

        "Dispute" shall have the meaning set forth in Section 12.1.

        "Effective Date" shall have the meaning set forth in the introduction.

        "Encumbrance" shall mean any lien, pledge, security interest, right of first refusal, option, title defect, Claim, license, restriction, or other adverse claim or interest or encumbrance of any kind or nature whatsoever, whether or not perfected, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

        "Exclusive" shall mean in relation to any Party, subject to any retained rights set forth in this Agreement, exclusive even of the other Party and its Affiliates.

        "Exploit," "Exploiting" or "Exploitation" shall mean to formulate, develop, seek Regulatory Approval for, make, have made, use, sell, have sold, offer for sale, market, promote, import, export, display, make derivative works of, copy, distribute, perform or otherwise commercialize or dispose of.

        "FDA" shall mean the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services and any successor agencies.

        "Field" shall mean all gastrointestinal applications and all other applications for which the Product is or has the potential to be Exploited in the Prometheus Territory.

        "First Commercial Sale" shall mean the date of the first commercial sale by Prometheus, its Affiliate or Sublicensee to a Third Party for end use or consumption of a Product approved by a Regulatory Authority in the Prometheus Territory.

        "First Indication" shall mean ulcerative colitis.

        "Force Majeure Event" shall mean any cause or contingency beyond a Party's reasonable control, including, strikes or other labor disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components, or compliance with any order or regulation of any Regulatory Authority acting within color of right and, for purposes of Section 3.8.4, any circumstances caused by Alizyme, including breach of any obligation under this Agreement or the Clinical Trial Material Supply Agreement.

        "Fully-Burdened Cost" shall mean: (a) in connection with the manufacture, storage, labeling and packaging of the Product, the actual out-of-pocket costs paid to the Third Party Manufacturer(s) without additional mark-up or commission; and (b) in connection with the performance or provision of a service (including, for the avoidance of doubt, any additional CMC Activities as provided for in Section 3.5), the direct out-of-pocket costs incurred by a Party or paid by a Party to a third party provider to perform or provide the service, determined in accordance with GAAP; in each case as evidenced by reasonably detailed supporting documentation and prepared consistently from period to period. Notwithstanding the foregoing, Alizyme's Fully-Burdened Cost shall not include the costs and/or expenses of any development activities for the First Indication of the Product (e.g., costs or expenses relating to CMC Activities) which Alizyme is otherwise obligated to perform under this Agreement or the Clinical Trial Material Supply Agreement.

        "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

        "Guarantee" shall have the meaning set forth in Section 13.15.

        "IMPI" shall have the meaning set forth in Section 5.1.4.

        "Improvements" shall mean new improvements, discoveries, inventions, developments, enhancements, derivative works, technology, Know-How and other intellectual property, whether or not patentable or protectable.

        "IND" shall mean an Investigational New Drug Application as defined under the Act, or an equivalent application under any successor law or regulations.

        "Indemnifying Party" shall have the meaning set forth in Section 9.3.

        "Indemnitee" shall have the meaning set forth in Section 9.3.

        "Initial Royalty Term" shall mean the period of time from the Effective Date through (i) the date upon which there is no Valid Claim in the United States covering the Product sold by Prometheus, its Affiliates or Sublicensees, as applicable, or (ii) ten (10) years from the First Commercial Sale of the Product in the United States, whichever is greater.

        "Joint Improvement" shall have the meaning set forth in Section 3.6.3.

        "Know-How" shall mean any and all confidential information, trade secrets, technology, know-how, discoveries, unpatented inventions, developments, improvements, techniques, methods, test methods, processes, data (including development data), instructions, formulae, drawings and specifications, whether or not patentable or protectable.

        "Law" shall mean any federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines promulgated by any governmental or regulatory authority, including the Act.

        "License" shall mean the licenses set forth in Sections 2.1 of this Agreement.

        "Licensed Intellectual Property" shall mean the Product Patents, the Product Know-How and the Alizyme Trademarks.

        "Litigation Costs" shall have the meaning set forth in Section 9.1.

        "Losses" shall have the meaning set forth in Section 9.1.

        "Manufacturing Know-How" shall mean any Product Know-How specifically relevant to the manufacture of the Product which is owned or Controlled by Alizyme or its Affiliates.

        "NDA" shall mean a New Drug Application as defined under the Act and applicable regulations promulgated thereunder, as amended or supplemented from time to time, or an equivalent application under any successor law or regulations.

        "Net Sales" shall mean for any period, the total amount required to be recorded for such period by Prometheus, its Affiliates and its Sublicensees on their books and records, in accordance with GAAP with respect to sales of the Product in the Prometheus Territory to non-Affiliates or non-Sublicensees for any use (whether in human medicine or otherwise) after deducting (except to the extent already deducted in the amount recorded, and provided such deductions may be audited in accordance with Section 4.7) normal and customary trade and quantity discounts, rebates, returns, chargebacks, credits and allowances (which for the avoidance of doubt do not include write-offs or bad debts), retroactive price reductions or adjustments, sales or excise taxes, transportation, and insurance charges. Notwithstanding the foregoing, sales of Product by Prometheus, its Affiliates and Sublicensees to Affiliates or Sublicensees shall be accounted for the purposes of computing Net Sales where such Affiliates or Sublicensees are the end-user of the Product. In addition, the supply of the Product for (a) samples, (b) charitable donations or compassionate use, or (c) any clinical study shall not be included within the computation of Net Sales to the extent such supply is made at or below cost. For the avoidance of doubt, and by way of example, "allowances" for the purposes of the calculation of Net Sales include (i) credits given to customers at the time of list price increases, including fees for inventory management agreements with wholesalers or distributors, (ii) credits given to customers for stocking allowances upon the launch of a new version of the Product, and (iii) credits given (or payments made) to customers or patients based upon the redemption of a coupon or free trial offer.

        "Neutral Expert" shall have the meaning set forth in Section 3.1.4(a).

        "Patent(s)" shall mean:

          (a)   patents or patent applications; and

          (b)   any divisionals, continuations, substitutions, continuations-in-part, extensions, renewals, re-examinations or reissues of such patents or applications, as applicable.

        "Phase I Clinical Trial" shall mean, as to the Product, a study in humans of the metabolism, tolerability and safety of such Product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase II Clinical Trial of such Product, as further defined in Federal Regulation 21 C.F.R. 312.21(a), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States. A Phase I Clinical Trial shall be deemed initiated upon the dosing of the first subject.

        "Phase II Clinical Trial" shall mean, as to the Product, a study, conducted in diseased humans, of the feasibility, safety, dose ranging and efficacy of such Product, that is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial of such Product, as further defined in 21 C.F.R. 312.21(b), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States. For the avoidance of doubt, a Phase II Clinical Trial requires enrollment of patients with the applicable disease or condition and is aimed to provide a measure of efficacy in addition to short-term tolerability. A Phase II Clinical Trial shall be deemed initiated upon the dosing of the first patient.

        "Phase III Clinical Trial" shall mean, as to the Product, a study in humans performed to gain evidence of the efficacy of such Product in a target population, and to obtain expanded evidence of safety for such Product that is needed to evaluate the overall benefit-risk relationship of such Product and provide an adequate basis for physician labeling, as described in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States. A Phase III Clinical Trial shall be deemed initiated upon the dosing of the first patient.

        "Pivotal Clinical Trials" shall mean adequate and well-controlled clinical trials (as defined in 21 C.F.R. § 314.126, as amended from time to time, or corresponding regulations in jurisdictions other than the United States) that are designed to demonstrate the effectiveness of a Product in certain indications necessary for obtaining Regulatory Approval, including clinical trials which: (a) prove substantial evidence of effectiveness; (b) prospectively evaluate an important safety endpoint; or (c) have the ability to generate product labeling that defines an appropriate patient population and provides adequate information to enable safe and effective use of the Product. For the avoidance of doubt, a Phase III Clinical Trial shall always be deemed to be a Pivotal Clinical Trial.

        "Pre-Clinical Studies" shall mean any studies in animal subjects to evaluate safety or efficacy.

        "Proceeding" shall mean any action, arbitration, audit (to the knowledge of such Party), hearing, investigation (to the knowledge of such Party), litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any governmental entity or arbitrator.

        "Product" shall mean COLAL-PRED and any and all formulations, dosage forms, dosage strengths thereof in each case that fall within the scope of, or utilize any method or process that fall within the scope of, a Valid Claim in the Product Patents.

        "Product Know-How" shall mean any Know-How which is necessary to Exploit the Product in the Prometheus Territory and owned or otherwise Controlled by Alizyme or any of its Affiliates as of the Effective Date or during the Term, including Alizyme Improvements incorporated into the Product, if any.

        "Product Patent(s)" shall mean (a) the Patents listed on Annex A-1 as may be amended from time to time by the Parties; and (b) all Patents in the Prometheus Territory (i) to which any of the Patents set forth on Annex A-1 claim priority or (ii) for which any of the Patents on Annex A-1 form a basis for priority, including any divisionals, continuations, substitutions, continuations-in-part, extensions, renewals, re-examinations or reissues of such Patents listed on Annex A-1.

        "Product-Specific Infringement" shall have the meaning set forth in Section 5.2.1.

        "Prometheus" shall have the meaning set forth in the introduction.

        "Prometheus Confidential Information" shall have the meaning set forth in Section 6.1.2.

        "Prometheus Improvements" shall have the meaning set forth in Section 3.6.2.

        "Prometheus Indemnitee" shall have the meaning set forth in Section 9.1.

        "Prometheus Product Trademark" shall have the meaning set forth in Section 3.7.2.

        "Prometheus Territory" shall mean North America comprised of the United States, Canada, Mexico and their respective territories, commonwealths and possessions.

        "PTO" shall have the meaning set forth in Section 5.1.4.

        "Reconciliation Data" shall have the meaning set forth in Section 4.5.

        "Reconciled Quarter" shall have the meaning set forth in Section 4.5.

        "Regulatory Approval" shall mean with respect to the Product or any Improvements thereto, any approval required under the Act and any similar governmental approvals required in any jurisdiction in the Prometheus Territory to Exploit such Product or Improvements thereto.

        "Regulatory Authority" shall mean the FDA and any similar governmental authority, administrative agency or commission of any country, state, county, city or other political subdivision in the Prometheus Territory.

        "Regulatory Filing" shall mean any filing with a Regulatory Authority relating to or to permit or request, as applicable, the clinical evaluation or Regulatory Approval of a Product. Regulatory Filings include without limitation INDs and NDAs.

        "Relevant Market" shall mean the total prescriptions of the Product together with the total prescriptions of all Significant Direct Competitors to the Product as determined by a Third Party Prescription Data Service.

        "Royalty" shall have the meaning set forth in Section 4.3.1.

        "Royalty Reporting Quarter" shall have the meaning set forth in Section 4.5.

        "Significant Direct Competitor" shall mean [***].

        "Sublicense" shall have the meaning set forth in Section 2.2.

        "Sublicensee" shall mean any person or entity other than an Affiliate of Prometheus that is granted a Sublicense by Prometheus.

        "Subsequent Royalty Term" shall have the meaning set forth in Section 4.3.2.

        "Technology Transfer" shall have the meaning set forth in Section 8.2.2.

        "Term" shall have the meaning set forth in Section 10.1.

        "Testing Methods" shall mean the quality control testing procedures identified in the applicable Product specifications and/or quality agreement relating to the manufacture of Product pursuant to the Clinical Trial Material Supply Agreement.

        "Third Party" shall mean any person or entity other than Alizyme, Prometheus, or their Affiliates or any Sublicensee of Prometheus.

        "Third Party Commercial Supply Agreement" shall have the meaning set forth in Section 8.1.

        "Third Party Manufacturer" shall mean either or both of (i) [***] and/or any such other Third Party that is reasonably acceptable to Prometheus with which Alizyme may contract from time to time for the manufacture of the active pharmaceutical ingredient for Product for Prometheus and/or its Affiliates, or (ii) [***], and/or any such other Third Party that is reasonably acceptable to Prometheus with which Alizyme may contract from time to time for the manufacture, packaging and labeling of Product for Prometheus and/or its Affiliates.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        "Third Party Prescription Data Service" shall mean (i) any of the following selected by Prometheus in its sole discretion: IMS Health, Verispan or Wolters Kluwer Health; or (ii) any other source which is mutually agreed in writing by Alizyme and Prometheus.

        "TRX Data" shall have the meaning set forth in Section 4.5.

        "United States" shall mean the United States of America and its territories, commonwealths, possessions (including the Commonwealth of Puerto Rico) and its military bases.

        "Up-Front Payment" shall have the meaning set forth in Section 4.1.

        "Valid Claim" shall mean an issued claim of an unexpired Patent, or a claim of a pending Patent application, that shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision. A claim of a pending Patent application pending for more than [***] years (or more than [***] years with respect to United States patent application number [***]) shall not be considered to be a Valid Claim for purposes of this Agreement.

        Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," and derivative or similar towards refer to this entire Agreement; (d) the terms "Section" or "Annex" refer to the specified Section or Annex of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase, "and/or"; (f) the term "including" means "including, without limitation"; (g) "days" refers to calendar days; and (h) the term "not to unreasonably withhold approval" includes not to unreasonably delay or condition such approval. All accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under GAAP. All references to "$" amounts hereunder shall be deemed to be U.S. Dollars, and all payments due hereunder shall be made in U.S. Dollars.

2.     GRANT OF RIGHTS; NON-COMPETE

        2.1    Licenses

          2.1.1    Product Patent License.    Subject to the terms and conditions of this Agreement, Alizyme hereby grants to Prometheus (i) an Exclusive, sublicensable (in accordance with Section 2.2), royalty-bearing (in accordance with Section 4) license under the Product Patents to Exploit the Product in the Field in the Prometheus Territory through any and all means and channels of distribution now known or hereinafter discovered; (ii) a non-exclusive sublicensable (in accordance with Section 2.2), royalty-free license under the Product Patents to make or have made the Product outside the Prometheus Territory solely for export to the Prometheus Territory (or outside the Prometheus Territory to conduct clinical trials outside the Prometheus Territory subject to Section 3.3.3) for use by Prometheus in accordance with this Agreement, and (iii) a non-exclusive sublicensable royalty-free license under the Product Patents to conduct clinical trials outside the Prometheus Territory (subject to Section 3.3.3). The foregoing license shall be rendered perpetual, irrevocable, fully paid-up and royalty-free upon the expiration of the Initial Royalty Term.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          2.1.2    Know-How License.    Subject to the terms and conditions of this Agreement, Alizyme hereby grants to Prometheus (i) an Exclusive, sublicensable (in accordance with Section 2.2), royalty-bearing (in accordance with Section 4) license under the Product Know-How to Exploit the Product in the Field in the Prometheus Territory through any and all means and channels of distribution now known or hereinafter discovered, and (ii) a non-exclusive sublicensable (in accordance with Section 2.2), royalty-free license under the Product Know-How to make or have made the Product outside the Prometheus Territory solely for export to the Prometheus Territory (or outside the Prometheus Territory to conduct clinical trials outside the Prometheus Territory subject to Section 3.3.3) for use by Prometheus in accordance with this Agreement, and (iii) a non-exclusive sublicensable royalty-free license under the Product Know-How to conduct clinical trials outside the Prometheus Territory (subject to Section 3.3.3). The foregoing license shall be perpetual provided Prometheus continues to pay the Alizyme Trademark and Know-How Usage Fee during the Subsequent Royalty Term.

          2.1.3    Trademark License.    Subject to the terms and conditions of this Agreement, Alizyme hereby grants to Prometheus an Exclusive, sublicensable (in accordance with Section 2.2), royalty-bearing (in accordance with Section 4) license to use the Alizyme Trademarks on the Product packaging, labeling, marketing, advertising and promotional materials and otherwise in connection with the Exploitation of the Product in the Field in the Prometheus Territory through any and all means and channels of distribution now known or hereinafter discovered. The foregoing licenses shall be perpetual provided Prometheus continues to pay the Alizyme Trademark and Know-How Usage Fee during the Subsequent Royalty Term. Prometheus acknowledges that its use of the Alizyme Trademarks will not create in Prometheus any right, title or interest in the licensed Alizyme Trademarks, and that all use of the Alizyme Trademarks and the goodwill generated thereby will inure solely to the benefit of Alizyme. Notwithstanding the foregoing license, Prometheus and its Affiliates and Sublicensees shall have no obligation to utilize the Alizyme Trademarks in connection with any Product and may instead utilize its own trademarks or those it has licensed from third parties.

          2.1.4    Cold Process Option.    Alizyme hereby grants to Prometheus an option to add the Cold Process Patents set forth in Annex A-2 to the list of Product Patents set forth in Annex A-1 (the "Cold Process Option"). The Cold Process Option shall be exercisable by Prometheus within [***] after the Effective Date of this Agreement upon written notice to Alizyme. Upon exercise of the Cold Process Option, Annex A and the Development Plan shall be amended accordingly and the Cold Process Patents shall thereafter be Exclusively licensed to Prometheus in the Prometheus Territory pursuant to Section 2.1.1 above and included as part of the Product Patents subject to such additional terms and conditions (including financial) as are required to be imposed on Prometheus under that certain [***], provided the [***] shall be disclosed and provided to Prometheus by Alizyme upon Prometheus' request. In connection with the foregoing, Alizyme shall use Commercially Reasonable Efforts to obtain, upon exe rcise of the Cold Process Option, [***] to ensure that Prometheus' rights hereunder will not terminate due to [***].

        2.2    Right to Sublicense.    Subject to the terms and conditions of this Agreement, including Section 2.1 above, and compliance therewith, Prometheus shall have the right to grant sublicenses (individually, a "Sublicense") under the License to third parties; provided that such Sublicenses shall comply with the terms of this Agreement. Prometheus shall promptly provide Alizyme with a summary of the terms of any such Sublicense agreement, including the name and address of the Sublicensee, the rights being sublicensed and the applicable portion of the Prometheus Territory where such sublicensed rights are granted. If a Sublicensee breaches any terms of the Sublicense agreement which would constitute a material breach under this Agreement, Prometheus shall take Commercially Reasonable Efforts to enforce the terms of such Sublicense against the Sublicensee, including termination if such breach is not cured within thirty (30) days and pursuit of any fees or other consideration payable to Prometheus pursuant to such Sublicense. Any Sublicense shall not relieve Prometheus of its obligations to Alizyme under this Agreement, and Prometheus shall remain fully liable to Alizyme in respect of any acts or omissions of any Sublicensee that would constitute a breach of this Agreement and fully responsible for performance of this Agreement notwithstanding any Sublicenses granted by Prometheus.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        2.3    Disclosure of Licensed Intellectual Property.    Alizyme represents and warrants that it has disclosed to Prometheus, or provided Prometheus with copies of, all Product Patents, Cold Process Patents and Alizyme Trademarks. In addition, following the Effective Date, Alizyme shall promptly disclose to Prometheus, or provide Prometheus with copies (both in print and, where available, electronic copies) of the Product Know-How in sufficient detail in order for a reasonably-skilled person to practice and Exploit such Product Know-How. Alizyme shall update the Product Know-How previously transferred to Prometheus on a frequent and regular basis, including in connection with all Committee meetings. Without limiting the foregoing, such transfer of Product Know-How shall include:

          2.3.1  transfer of copies of the results of and data from the clinical trials and pre-clinical studies conducted prior to and as of the Effective Date relating to the Product (including all regulatory information, clinical data, pre-clinical data, hard-copy case report forms and reports to the extent disclosure thereof to Prometheus is not prohibited by applicable Laws or regulations outside the Prometheus Territory);

          2.3.2  transfer of copies of any written communications with the FDA and other Regulatory Authorities in the Prometheus Territory and any relevant written communications with other Regulatory Authorities, and the minutes of any meetings with the FDA and any such other Regulatory Authority, in each case relating to the Product;

          2.3.3  transfer of copies of the data and results of any relevant CMC Activities incident to the Product;

          2.3.4  providing Prometheus with reasonable access to Alizyme personnel with relevant clinical and regulatory expertise to explain the Product Know-How transferred hereunder; and

          2.3.5  the transfer of the Manufacturing Know-How at such times and in such manner as set forth in Section 8.2.

        For the avoidance of doubt, and notwithstanding the foregoing, it is anticipated that any data to be transferred from Alizyme to Prometheus will be anonymous or de-identified and not personal data within the meaning of applicable data protection Laws. In the event that any such transferred data is deemed to be or constitutes personal data (e.g. such as that which is re-identified or used for adverse event or adverse reaction reporting or regulatory communications purposes), the Parties will collaborate to comply with such Laws, including obtaining exemptions therefrom or constructing cross-border transfer solutions.

        2.4    Reservation of Rights.    Notwithstanding anything in this Agreement to the contrary, Alizyme shall, as between the Parties, retain the right under the Licensed Intellectual Property to:

          2.4.1  manufacture the Product inside the Prometheus Territory solely for distribution outside the Prometheus Territory;

          2.4.2  manufacture the Product inside the Prometheus Territory and/or import the Product into the Prometheus Territory, in either case solely for conducting Pre-Clinical Studies, clinical trials, CMC Activities or for distribution to Prometheus and/or its Affiliates pursuant to the Clinical Trial Material Supply Agreement;

          2.4.3  subject to Section 3.3.3, conduct Pre-Clinical Studies with respect to the Product inside the Prometheus Territory;

          2.4.4  subject to Section 3.3.3, conduct clinical trials with respect to the Product inside the Territory; and

          2.4.5  otherwise Exploit the Product outside the Prometheus Territory.

        2.5    Non-Compete in Prometheus Territory.    During the Term of this Agreement, neither Party nor any of its Affiliates shall, directly or indirectly, Exploit a Significant Direct Competitor in the Prometheus Territory or otherwise own, manage, operate, control, participate in (including by engaging in any product development, product support or joint venture activities), or transfer or license rights to any business that such Party knows or should know does or intends to Exploit a Significant Direct Competitor in the Prometheus Territory, provided that this restriction shall in no way limit Prometheus' or its Affiliates' ability to Exploit the Product in the Prometheus Territory. Each of the Parties hereto recognizes that the restrictions contained in, and the terms of, this Section 2.5 are properly required for the adequate protection of Prometheus' rights and Alizyme's Royalties hereunder, and agree that if any provision in this Section 2.5 is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. Without limiting the foregoing covenant, in the event that a Party or any of its Affiliates proposes to acquire any business (or assets) in the Prometheus Territory that includes a Significant Direct Competitor, such Party or its respective applicable Affiliate shall use Commercially Reasonable Efforts to divest the Significant Direct Competitor as soon as reasonable practicable from the effective date of the closing of the acquisition. If a Party or any of its Affiliates are acquired by or merge with a Third Party that has a Significant Direct Competitor, [***] the division, subsidiary or business group of the surviving party in such change of control that pursues such Significant Direct Competitor shall not have access to, and shall not refer to, rely upon or use in any manner, the Licensed Intellectual Property with respect to such Significant Direct Competitor.

3.     DEVELOPMENT AND COMMERCIALIZATION MATTERS

        3.1    Development Oversight Committee.

          3.1.1    General.    To facilitate communication between the Parties with respect to the development of the Product in the Prometheus Territory, each Party will assign three (3) of its employees involved in the development of the Product and/or Licensed Intellectual Property to serve as regular members of the Development Oversight Committee (the "Committee"). Each Party may replace its Committee representatives at any time upon prior written notice to the other Party. Prometheus shall have the right to designate the chairperson of the Committee. Each Party shall designate one of its three (3) Committee representatives as the alliance manager (the "Alliance Manager") for such Party. Each Alliance Manager shall be responsible for assuring that his or her company is meeting the operating obligations of this Agreement and for monitoring the overall performance of the operating relationship.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          3.1.2    Meetings.    Unless otherwise agreed between the Parties, the Committee shall meet in person or via teleconference or video link at least quarterly, on such dates and at such times and places as agreed to by the Committee representatives. Each Party's advisors may be permitted to attend meetings of the Committee as the Committee determines, subject to such advisors agreeing to keep confidential the subject matter of, and any confidential information disclosed by the other Party at, such meeting. Each Party shall be responsible for its own expenses for participating in the Committee. Meetings of the Committee shall be effective only if at least one (1) representative of each Party is present or participating. The Committee chairperson shall be responsible for (i) preparing and circulating an agenda for each meeting at least seven (7) days prior to the meeting (which agenda shall include any item considered important by either Party), and (ii) appointing a secretary for such meeting from one of the attendees of such meeting who shall be responsible for the preparation and circulation of minutes of the meeting within fourteen (14) days of its conclusion.

          3.1.3    Responsibilities.    The Committee shall have the responsibility and authority to:

            (a)   Advise on the development and Regulatory Approval of the Product in the Prometheus Territory, and the manufacturing of the Product in support of such activities;

            (b)   Review any proposed amendments or updates to the Development Plan, subject to Section 3.1.4;

            (c)   Allocate between the Parties responsibility for activities and completion dates under the Development Plan;

            (d)   Monitor the development of the Product in the Prometheus Territory against the Development Plan;

            (e)   Advise on the overall preclinical and clinical strategy and plan for the Product as described in the Development Plan as it relates to the Prometheus Territory;

            (f)    Discuss the requirements for Regulatory Approval in applicable countries in the Prometheus Territory and advise upon regulatory matters with respect to the Product in the Prometheus Territory;

            (g)   Discuss and coordinate any global marketing plans or branding opportunities that may impact on the Exploitation of the Product in the Prometheus Territory [***];

            (h)   [***]; and

            (i)    Perform such other functions as the Parties may agree in writing.

          3.1.4    Decision Making

            (a)   Except as set forth in Section 2.4 and Section 5, as between the Parties, Prometheus shall retain final decision-making authority with respect to all matters pertaining to the Product inside the Prometheus Territory, including development, regulatory and commercialization strategy and (subject to subsection (b) below) changes to the Development Plan; provided that Prometheus shall (i) consult with the Committee with respect to the regulatory strategy related to the Product inside the Prometheus Territory and otherwise keep the Committee reasonably involved through good faith discussions with respect to such activities, (ii) provide Alizyme with copies of any relevant written or otherwise material correspondence received from and to be provided to, Regulatory Authorities inside the Prometheus Territory concerning the Product, (iii) consider in good faith all reasonable suggestions and comments provided by the Committee with respect to such correspondence and other communications with Regulatory Authorities inside the Prometheus Territory, and (iv) use Commercially Reasonable Efforts to allow the Committee reasonable advance opportunity to comment on initial submissions and subsequent amendments with respect to the Regulatory Approvals inside the Prometheus Territory. For clarification purposes, the Parties agree that the Development Plan shall be modified as necessary from time to time to include all activities and deliverables by each of the Parties necessary to adequately meet the requirements for obtaining Regulatory Approval in the Prometheus Territory.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            (b)   If a change is made to the Development Plan that is deemed not to be necessary by Prometheus in order to obtain Regulatory Approval for the First Indication in the Prometheus Territory, then Prometheus shall bear the incremental costs associated with such change. If any change to the Development Plan is deemed necessary by Prometheus in order to obtain Regulatory Approval for the First Indication in the Prometheus Territory AND if such change requires an additional incremental financial expenditure by Alizyme over what has already been agreed upon by Alizyme, then Prometheus shall provide written notice of such change to Alizyme as set forth in this Agreement. If Alizyme disagrees with Prometheus that the change to the Development Plan is necessary in order to obtain Regulatory Approval for the First Indication in the Prometheus Territory, then Alizyme shall, within three (3) weeks of receipt of such notice from Prometheus, notify Prometheus in writing of Alizyme's disagreement and the rationale for such disagreement. The Parties shall thereafter attempt in good faith to agree upon whether such change is necessary and who shall bear the costs due to such change by negotiation and consultation between the Chief Scientific Officer of Prometheus and the R&D Director of Alizyme. In the event said executives are unable to reach a consensus within three (3) weeks, the matter will be forwarded to a mutually agreed upon neutral Third Party located in the Prometheus Territory who is qualified to evaluate whether such proposed change is necessary in order to obtain Regulatory Approval for the First Indication in the Prometheus Territory (a "Neutral Expert"). The Neutral Expert shall provide a written determination within three (3) weeks of his or her appointment. In the event the Parties are unable to agree upon a Neutral Expert within three (3) weeks (or such longer time as may be agreed upon by the Parties in writing), each Party will, within three (3) weeks, appoint an independent expert and the two (2) independent experts will appoint a Neutral Expert and, based upon majority rule, the experts shall notify the Parties of their determination within three (3) weeks. The determination made by the expert(s) will be binding upon the Parties, and the costs of the Neutral Expert will be aggregated and borne equally by the Parties. The costs of any independent experts shall be borne by the Party appointing such independent expert.

            (c)   As between the Parties, Alizyme shall retain final decision-making authority with respect to all matters pertaining to the Product outside the Prometheus Territory, including development, regulatory and commercialization strategy; provided that Alizyme shall (i) consult with the Committee with respect to the [***] related to the Product [***] and otherwise keep the Committee reasonably involved through good faith discussions with respect to such activities, (ii) provide Prometheus with copies of any relevant written or otherwise material correspondence received from and to be provided to [***] concerning the Product, and (iii) consider in good faith all reasonable suggestions and comments provided by the Committee with respect to such correspondence and other communications [***], and (iv) use Commercially Reasonable Efforts to allow the Committee reasonable advance opportunity to comment on initial submissions and subsequent amendments with respect to [***].

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        3.2    Pre-Clinical Development.    Subject to Alizyme complying with its obligations under the Development Plan, Alizyme shall solely control, assume all responsibility for, and fund all ongoing and additional Pre-Clinical Studies for the Product reasonably necessary to support Regulatory Filings for the First Indication in the Prometheus Territory in accordance with the Development Plan, provided that Alizyme shall (a) keep Prometheus reasonably informed with respect to such Pre-Clinical Studies, (b) provide Prometheus with copies of all relevant correspondence received from and to be provided to, Regulatory Authorities concerning such Pre-Clinical Studies, and (c) consider in good faith all reasonable suggestions and comments provided by Prometheus with respect to such Pre-Clinical Studies and/or correspondence with the Regulatory Authorities. If Alizyme fails to comply with its obligations under the Development Plan as provided in Section 3.8.1(b) with respect to its proper and timely conduct of the Pre-Clinical Studies, Prometheus shall have the right, in addition to any other rights or remedies under this Agreement or applicable Law, to conduct and control such Pre-Clinical Studies as specified in the Development Plan and Alizyme shall promptly reimburse Prometheus for Prometheus' Fully-Burdened Costs incurred in connection therewith.

        3.3    Clinical Development; Right of Reference

          3.3.1    Responsibility.    Prometheus shall solely control, assume all responsibility for and fund the clinical development of the Product in the Prometheus Territory in accordance with the Development Plan. Prometheus shall fund all Phase I and Phase II Clinical Trials, the first Phase III Clinical Trials for the First Indication, and all Phase III Clinical Trials in indications other than the First Indication, in each case for Regulatory Approval in each country in the Prometheus Territory. Notwithstanding anything to the contrary herein, if any Phase III Clinical Trials in the United States are required for Regulatory Approval in the United States in respect of the First Indication in addition to Alizyme's European Phase III Clinical Trial and Prometheus' first Phase III Clinical Trial in the United States for the First Indication, Prometheus and Alizyme shall share equally the cost therefor; but Prometheus alone shall fund any Phase III Clinical Trials required for Regulatory Approval outside the United States in the Prometheus Territory.

          3.3.2    Right of Reference.    All (a) pre-clinical and clinical work conducted by Prometheus, its Affiliates or Sublicensees which is necessary for Regulatory Approval of the First Indication of the Product inside the Prometheus Territory, (b) pre-clinical and clinical work conducted by Alizyme and/or its Affiliates inside or outside the Prometheus Territory which is relevant to the Product, and (c) pre-clinical and clinical work conducted by Alizyme's licensees inside or outside the Prometheus Territory which is necessary for Regulatory Approval of the First Indication of the Product inside the Prometheus Territory, in each case (a), (b) or (c), shall be made available for cross-referencing for Regulatory Filings, scientific presentations, publications and promotional materials (provided such scientific presentations, publications and promotional materials shall be subject to at least sixty (60) days prior review by the other Party to determine if such presentations, publications and/or materials contain confidential information of such other Party or its Affiliates, Sublicensees or licensees or contain patentable subject matter, and provided further that the party who has funded the preclinical or clinical work shall have the right to present or publish the results of such work at a scientific conference and/or in a peer reviewed scientific journal before the non-funding Party), at no cost to either Party. Alizyme shall cause its Affiliates and licensees to make their pre-clinical and clinical work on the Product available for cross-referencing for Regulatory Filings by Prometheus, its Affiliates and Sublicensees for the Prometheus Territory; and Prometheus shall cause its Affiliates and Sublicensees to make their pre-clinical and clinical work on the Product available for cross-referencing for Regulatory Filings by Alizyme, its Affiliates and licensees; in each case to the extent set forth in sub-Sections (a), (b) and (c) above. Except with respect to the foregoing use rights, as between the Parties, all pre-clinical and clinical work remains the property of the Party that funded such work, provided that if the pre-clinical or clinical work is jointly funded (as unanimously agreed by the Committee), then the data shall be owned by both Parties equally, and each Party shall have the right to freely use all such jointly funded data, without the obligation to account to the other Party, in each case in their respective territory. Without limiting any of the foregoing, if:

              (i)  Alizyme, its Affiliates and/or its licensees desire to access any pre-clinical and/or clinical work conducted by Prometheus, its Affiliates or Sublicensees which is not necessary for Regulatory Approval of the First Indication of the Product inside the Prometheus Territory, the Parties shall negotiate in good faith the terms and conditions (including fair and reasonable license and transfer fees) for the license and/or transfer of such pre-clinical or clinical work, provided that if the Parties are unable to negotiate such terms and execute an addendum or agreement with respect thereto, no transfer or license shall be implied nor granted by Section 3.3.2.

             (ii)  Prometheus, its Affiliates and/or its Sublicensees desire to access any pre-clinical and/or clinical work conducted by Alizyme's licensees outside the Prometheus Territory which is not necessary for Regulatory Approval of the First Indication of the Product inside the Territory, the Parties shall negotiate in good faith the terms and conditions (including fair and reasonable license and transfer fees) for the license and/or transfer of such pre-clinical or clinical work, provided that if the Parties are unable to negotiate such terms and execute an addendum or agreement with respect thereto, no transfer or license shall be implied nor granted by Section 3.3.2.

For the avoidance of doubt, and notwithstanding the foregoing, each Party, their Affiliates, Sublicensees and licensees shall make all safety data relating to the Product freely available to the other Party and its Affiliates, Sublicensees and licensees for all indications and/or applications of the Product.

          3.3.3    Location of Pre-Clinical Studies and Clinical Trials.    Prometheus, its Affiliates or Sublicensees shall obtain the prior written agreement of Alizyme (which agreement may be withheld in Alizyme's reasonable discretion) if Prometheus, its Affiliates or Sublicensees wish to conduct any Prometheus-funded (or its Affiliates or Sublicensees) Pre-Clinical Study and/or clinical study of the Product partially or wholly in any country outside the Prometheus Territory. Alizyme shall obtain the prior written agreement of Prometheus (which agreement may be withheld in Prometheus' reasonable discretion) if Alizyme, its Affiliates or licensees wish to conduct any Alizyme-funded (or its Affiliates or licensees) Pre-Clinical Study and/or clinical study of the Product partially or wholly in any country inside the Prometheus Territory.

        3.4    Regulatory Activities.    If a Pre-Clinical study or clinical study is to be performed in any country in the other Party's territory, then the Parties shall negotiate in good faith and agree in writing in advance the responsibilities for any Regulatory Filings and safety reporting to Regulatory Authorities in connection therewith. Subject to the foregoing, Prometheus shall solely control and assume all responsibility for submitting all Regulatory Filings for the Product in the Prometheus Territory and obtaining and maintaining all Regulatory Approvals and interactions with Regulatory Authorities for the Product in the Prometheus Territory, including any and all INDs, NDAs and foreign equivalents thereto. All such Regulatory Filings shall be submitted and all such Regulatory Approvals shall be held solely in the name of, and exclusively owned by, Prometheus, its Affiliates or its Sublicensees. Notwithstanding the foregoing (but subject always to Section 3.3.2), Alizyme shall provide all reasonable assistance and data to Prometheus, at no additional cost, necessary for Prometheus, its Affiliates and/or Sublicensees to prepare and submit Regulatory Filings for the Product in the Prometheus Territory in accordance with the Development Plan.

        3.5    Chemistry Manufacturing Controls.    Alizyme shall, at Alizyme's sole cost and expense (except as otherwise determined by Section 3.1.4(b)) (i) identify and implement all appropriate CMC Activities as necessary for Regulatory Approval of the Product for the First Indication in the Prometheus Territory, (ii) identify and implement all Product and process characterization, development matters and commercial scale-up of the Product as necessary to facilitate Regulatory Filings and Regulatory Approvals for the First Indication of the Product and clinical and commercial supply of the Product for the First Indication in the Prometheus Territory, (iii) use Commercially Reasonable Efforts to identify and implement appropriate changes to the manufacturing processes for the Product [***], (iv) use Commercially Reasonable Efforts [***] and/or to ensure continuity of supply of the Product in the event of a supply interruption or supply breach, and (v) carry out such other CMC Activities as are set forth in the Development Plan. Prometheus shall have the right but not the obligation to oversee Alizyme's performance of the above. In addition, to the extent that Alizyme is unable to perform any of the foregoing, Prometheus shall have the right to assume responsibility therefor. If Prometheus assumes such responsibilities, then Prometheus' Fully-Burdened Cost related thereto shall be reimbursed by Alizyme. To the extent that Prometheus requests Alizyme to perform CMC Activities over and above those necessary for Regulatory Approval of the Product for the First Indication in the Prometheus Territory or otherwise agreed to in the Development Plan, then Prometheus shall reimburse Alizyme for Alizyme's Fully-Burdened Cost in performing such activities.

        3.6    Improvements

          3.6.1    Alizyme Improvements.    From time to time during the Initial Royalty Term, Alizyme or its Affiliates or its licensees outside the Prometheus Territory may independently develop or otherwise acquire Improvements to the Product for use in the Field over which Alizyme obtains ownership or Control (an "Alizyme Improvement"). In such case, Alizyme shall promptly present to Prometheus any such Alizyme Improvement. Prometheus shall consider such proposal in good faith (including making the appropriate personnel of Prometheus available to discuss any such proposal with Alizyme); provided that Prometheus shall solely control and retain final decision-making authority with respect to incorporating any such Alizyme Improvements into the Product. To the extent Alizyme owns or Controls any Patents with Valid Claims covering the subject matter of an Alizyme Improvement ("Alizyme Improvement Patents") and such Alizyme Improvement is incorporated by Prometheus into the Product during the Initial Royalty Term, such Patents shall be deemed Product Patents and added to Annex A-1 and as such shall be licensed to Prometheus according to the License in Section 2.1.1 and the Initial Royalty Term shall be extended accordingly. To the extent Alizyme obtains ownership or Control of any Alizyme Improvement during but not prior to the Subsequent Royalty Term, Alizyme shall promptly present such Alizyme Improvement to Prometheus. If Prometheus desires to incorporate such Alizyme Improvement into the Product for use inside the Prometheus Territory, Prometheus shall notify Alizyme of its intent do so within thirty (30) days of Alizyme's notice of such Alizyme Improvement. During the next [***], the Parties shall negotiate in good faith the terms of an exclusive license under such Alizyme Improvements and any applicable Alizyme Improvement Patents to be set forth on a separate addendum to this Agreement. If such addendum is not executed within such [***] period, Alizyme's obligations under this Section 3.6.1 shall terminate, provided that Alizyme shall not [***] in the Prometheus Territory during the Term of this Agreement. In connection with the foregoing, when Alizyme enters into any agreement or other arrangement with a Third Party, an Affiliate or a licensee that may result in the development, creation or acquisition by Alizyme, its Affiliates or licensees of any Improvements relating to the Product for use in the Field, Alizyme will use Commercially Reasonable Efforts not to limit or otherwise restrict Alizyme's ability to grant a license or sublicense to any such Improvements as provided for herein without violating the terms of any such agreement or other arrangement.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          3.6.2    Prometheus Improvements.    From time to time during the Term, Prometheus, its Affiliates or Sublicensees may independently develop or otherwise acquire Improvements to the Product over which Prometheus obtains ownership or Control (a "Prometheus Improvement"). In such case, Prometheus shall promptly present to Alizyme such Prometheus Improvement. To the extent Alizyme desires to license rights to utilize such Prometheus Improvements outside the Prometheus Territory, Alizyme shall notify Prometheus of its intent do so within thirty (30) days of Prometheus' notice of such Prometheus Improvement. During the next [***], the Parties shall negotiate the terms of a non-exclusive license under such Prometheus Improvement and any Patents covering the subject matter thereof, to be set forth on a separate addendum to this Agreement. If such addendum is not executed within such [***] period, Prometheus' obligations under this Section 3.6.2 shall terminate, provided any non-exclusive license to such Prometheus Improvements granted by Prometheus to any Third Party or Sublicensee within the period beginning on Prometheus' notice date of such Prometheus Improvement and ending [***] thereafter shall be granted on no more favorable financial terms, in the aggregate, as those offered to Alizyme during such [***] negotiation period. If Prometheus desires to offer more favorable financial terms to any Third Party or Sublicensee within the period beginning on Prometheus' notice date of such Prometheus Improvement and ending [***] thereafter, it shall also offer the same to Alizyme. In connection with the foregoing, when Prometheus enters into any agreement or other arrangement with a Third Party, an Affiliate or a Sublicensee that may result in the development, creation or acquisition by Prometheus, its Affiliates or Sublicensees of any Improvements relating to the Product, Prometheus will use Commercially Reasonable Efforts not to limit or otherwise restrict Prometheus' ability to grant a license or sublicense to any such Improvements as provided for herein without violating the terms of any such agreement or other arrangement.

          3.6.3    Ownership of Improvements.    The Parties acknowledge that Prometheus and Alizyme have collaborated and intend to continue to collaborate in the development of the Product (including any manufacturing processes), and that such collaboration may generate Improvements whether or not patentable. In order to permit and encourage a successful collaboration and protect the key business interests of both Parties, the Parties agree that, as between the Parties, ownership of any Improvements to the Product arising from the development of the Product in the Prometheus Territory made by one or both of the Parties shall be determined in accordance with United States laws of inventorship. To the extent any Improvements are deemed by applicable Law to be jointly owned by the Parties ("Joint Improvements"), then notwithstanding any rights of the Parties under the United States laws of inventorship, Prometheus shall have the Exclusive right (subject to Alizyme's retained rights in Section 2.4) to Exploit such Joint Improvements inside the Prometheus Territory and Alizyme shall have the Exclusive right to Exploit such Joint Improvements outside the Prometheus Territory. Notwithstanding the foregoing, as between the Parties (but subject to Section 10):

            (a)   Prometheus shall exclusively own: (i) all clinical and non-clinical data generated by or on behalf of Prometheus in connection with the Product; (ii) any and all INDs, NDAs, and other similar Regulatory Approvals filed or awarded in any jurisdiction in the Prometheus Territory related to the Product; (iii) any confidential information of Prometheus; and (iv) the Prometheus Improvements; and

            (b)   Alizyme shall exclusively own: (i) all clinical and non-clinical data generated by or on behalf of Alizyme in connection with the Product; (ii) any and all Regulatory Approvals filed or awarded in any jurisdiction outside the Prometheus Territory related to the Product; (iii) any confidential information of Alizyme; and (iv) the Alizyme Improvements.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        3.7    Commercialization.

          3.7.1  Prometheus shall solely control and assume all responsibility, at its own cost, for conducting all commercialization activities within the Prometheus Territory relating to the Product, including marketing, promotion, sales detailing and any other activities relating to the Exploitation of the Product or Sublicense of rights to the Product.

          3.7.2  Prometheus may, in its sole discretion, package, label, market, promote and sell the Product in the Prometheus Territory under either or both of the Alizyme Trademark or another trademark owned or Controlled by Prometheus and may register upon notice to Alizyme one or more domain names in the Prometheus Territory utilizing the Alizyme Trademark alone (to the extent not registered to Alizyme in which case, if requested by Prometheus, Alizyme shall place a link from such Alizyme registered domain name to a web page or website maintained in accordance with applicable Laws by Prometheus, its Affiliates and/or its Sublicensees in connection with the Exploitation of the Product in the Prometheus Territory) or in combination with another trademark owned or Controlled by Prometheus ("Prometheus Product Trademark") provided that Prometheus shall use Commercially Reasonable Efforts to ensure that its use of the Alizyme Trademark shall in no way reduce or diminish the reputation, image or prestige of the Alizyme Trademark. For the avoidance of doubt, Prometheus shall not be obligated to use any Alizyme Trademark in connection with the packaging, labeling, marketing, promotion or selling of the Product. Prometheus shall be responsible for the selection, registration, and maintenance of the Prometheus Product Trademarks throughout the Prometheus Territory, as well as all expenses associated therewith; provided, however, that Prometheus shall provide advanced written notice to Alizyme of the name under which it intends to market the Product. With respect to the foregoing, Prometheus shall use good faith efforts to provide six (6) months advanced notice of any such use of such name.

          3.7.3  Each Party may, in its sole discretion, share marketing plans and materials with the other Party with the object of coordinating a world-wide marketing effort to maximize the commercial potential of the Product.

        3.8    Diligence Obligations.

          3.8.1    Commercially Reasonable Efforts.

            (a)   Prometheus shall use Commercially Reasonable Efforts to (a) develop the Product for the First Indication pursuant to the Development Plan, (b) obtain Regulatory Approval for the First Indication of the Product pursuant to the Development Plan, and (c) commercialize the Product for the First Indication in the United States and, as Prometheus deems in its sole discretion to be commercially viable, such other countries in the Prometheus Territory.

            (b)   The Parties acknowledge and agree that to ensure proper development of the Product in accordance with this Agreement, Alizyme shall use Commercially Reasonable Efforts to comply with the Development Plan with respect to the development of the Product for the First Indication (either itself or through its Third Party Manufacturers).

            (c)   The term "Commercially Reasonable Efforts" shall mean that level of effort as is customary in the specialty pharmaceutical industry for carrying out in a reasonably sustained manner a particular task or obligation to develop and commercialize pharmaceutical products in the United States, taking into consideration the market potential, regulatory pathways and cost of development in the United States. Notwithstanding the foregoing, Prometheus' achievement, by itself or through its Affiliates or Sublicensees, of any diligence milestone set forth in the Development Plan by the date set forth therein shall be deemed sufficient to satisfy the requirement to use Commercially Reasonable Efforts under this Section 3.8 as of such date provided all previous diligence milestones set forth in the Development Plan have also been satisfied or waived in writing by that date, provided however, the [***] shall not in and of itself be deemed to be a breach of Prometheus' Commercially Reasonable Efforts, though it may be a factor in such determination.

          3.8.2    Reports.    Prometheus shall provide Alizyme, at least quarterly through meetings of the Committee, with reports of the progress of its development of the Product, including interactions with Regulatory Authorities and plans for the development and commercialization of the Product in the upcoming quarter and year.

          3.8.3    Sublicensees.    For clarity, it is understood that the obligation to use Commercially Reasonable Efforts as set forth in this Section 3.8 shall apply to any Sublicensees of Prometheus, and to the extent Prometheus has obtained reports and plans from such Sublicensees, Prometheus shall share such reports and plans with Alizyme at least quarterly through the Committee in the same manner as for reports and plans of its own development.

          3.8.4    Extensions.    Notwithstanding anything to the contrary, but subject to Section 13.10, in the event that, at any point, development of the Product is delayed due to a Force Majeure Event, Prometheus' obligations under this Section 3.8 shall be (a) automatically extended without any further action of the Parties for a time period consistent with any objective, reasonably-ascertainable period of delay, and such additional period of time as is reasonable under the circumstances as determined by the Parties acting in good faith; and (b) extended by written agreement between the Parties acting in good faith with respect to other events or circumstances.

        3.9    Adverse Event Reporting.    Each Party shall notify the other of all information coming into its possession concerning any Adverse Event throughout the world. Within [***] following the Effective Date, the Parties shall agree in writing on formal procedures for the exchange of Adverse Event reports in a separate pharmacovigilance agreement so as to enable timely reporting of such Adverse Events to appropriate Regulatory Authorities consistent with all applicable Laws.

        3.10    Regulatory Action Letters.    The Parties shall promptly notify each other in writing of the receipt of any action letters from any Regulatory Authority in connection with safety or quality issues concerning the Product. Within a reasonable time frame prior to submission of responses to any Regulatory Authority on such safety or quality issues concerning the Product, a copy of a near final draft response will be provided to the other Party for review. Final copies of responses submitted to any Regulatory Authority will be provided to the other Party within two (2) weeks of submission.

        3.11    Global Safety Database.    Alizyme shall retain control of, and be responsible for maintaining, the global safety database for the Product, and Prometheus shall have a right of access to such global safety database. The separate pharmacovigilance agreement contemplated by Section 3.9 above shall set forth the Parties' respective rights and obligations with respect to reports to and from the global safety database for the Product.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.     PAYMENTS

        4.1    Up-Front Payment.    Upon the execution and delivery of this Agreement and the Clinical Trial Material Supply Agreement by each of the Parties, Prometheus shall pay to Alizyme a non-refundable up-front payment of two and a half million US dollars ($2,500,000) (the "Up-Front Payment").

        4.2    Milestone Payments.    In partial consideration of the License granted hereunder and subject to the terms and conditions stated herein, Prometheus (or a designated Affiliate) shall make the following payments to Alizyme subject to the occurrence of the corresponding milestone events specified below:

4.2.1 [***]	[***] US dollars ($[***])
4.2.2 [***]	[***] US dollars ($[***])
4.2.3 [***]	[***] US Dollars ($[***])

        Such milestone payments shall be paid by Prometheus, or its designated Affiliate within [***] days after the occurrence of the milestone event set forth above. Such milestone payments shall be paid only once, notwithstanding the potential development of multiple Products hereunder which may involve separate clinical trials or Regulatory Approvals.

        4.3    Royalty; Alizyme Trademark and Know-How Usage Fee.

          4.3.1    Initial Term Royalty Rates.    In partial consideration of the License granted hereunder and subject to the terms and conditions stated herein, until the expiration of the Initial Royalty Term, Prometheus shall pay to Alizyme a royalty ("Royalty") on Net Sales by Prometheus, its Affiliates and Sublicensees at the royalty rate calculated in accordance with the following table, subject to reduction as set forth in Section 4.4 below:

            (a)   [***] percent ([***]%) on the first [***] US dollars ($[***]) in annual Net Sales within the Prometheus Territory;

            (b)   [***] percent ([***]%) on annual Net Sales greater than [***] US dollars ($[***]) up to and including [***] US dollars ($[***]) in annual Net Sales within the Prometheus Territory;

            (c)   [***] percent ([***]%) on annual Net Sales greater than [***] US dollars ($[***]) up to and including [***] US dollars ($[***]) within the Prometheus Territory; and

            (d)   [***] percent ([***]%) on annual Net Sales in excess of [***] US dollars ($[***]) within the Prometheus Territory.

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        The annual Net Sales set forth above shall be measured from the beginning of each calendar year, and the royalty rates set forth above shall re-set at the beginning of each calendar year. Royalties payable under this Section 4.3.1 will be payable only once with respect to a particular Product and will be paid only once regardless of the number of Patents, if any, with claims covering a Product.

        The Parties acknowledge and agree that license to the royalty rates set out above, taking into account the permitted adjustments available under Section 4.4 and the remainder of this Agreement as a whole, are fair, reasonable and justified bearing in mind the nature of the rights granted and the commercial opportunity provided to Prometheus hereunder. Such rights include each part of the Licensed Intellectual Property plus access to Alizyme Improvements under Section 3.6.1, all of which Prometheus deems valuable and necessary to the development and commercialization of the Product. The Parties acknowledge that the royalty arrangement is made for the mutual convenience of the Parties and that the Parties arrived at such an arrangement after carefully exploring alternative means and consultation with their respective counsel.

          4.3.2    Expiration of Initial Royalty Term.    Following the expiration of the Initial Royalty Term continuing through the end of the Term of this Agreement (the "Subsequent Royalty Term"), Prometheus shall pay to Alizyme in lieu of the Royalty set forth above, a royalty equal to [***] percent ([***]%) of annual Net Sales of the Product by Prometheus, its Affiliates and Sublicensees in such country in the Prometheus Territory (the "Alizyme Trademark and Know-How Usage Fee"), subject to any reduction set forth in Section 4.4 below.

        4.4    Permitted Reductions.

          4.4.1    [***].    The Royalty during the Initial Royalty Term or the Alizyme Trademark and Know-How Usage Fee during the Subsequent Royalty Term may be reduced in the Prometheus Territory [***], up to a maximum reduction of [***] percent ([***]%) in the aggregate of the Royalty or Alizyme Trademark and Know-How Usage Fee, as applicable, under (a) [***]; (b) [***]; or (c) [***]. For the avoidance of doubt, the royalty reduction set forth in this Section 4.4.1, shall not apply to any [***]. Prometheus shall use Commercially Reasonable Efforts to minimize [***].

          4.4.2    Reduction of [***].

            (a)    Initial Royalty Term.    During the Initial Royalty Term, if one or more [***] obtain individually or in the aggregate [***] percent ([***]%) or more of [***] in the United States for any calendar quarter, then Prometheus shall pay to Alizyme a reduced Royalty for Net Sales for such calendar quarter in accordance with subsection (c) below.

            (b)    Subsequent Royalty Term.    During the Subsequent Royalty Term, if one or more [***] obtain individually or in the aggregate [***] percent ([***]%) or more of [***] in the United States for any calendar quarter, Prometheus shall pay to Alizyme a reduced Alizyme Trademark and Know-How Usage Fee for Net Sales for such calendar quarter equal to the lesser of [***] percent ([***]%) of the aggregate annual Net Sales of Product by Prometheus, its Affiliates and Sublicensees or the Royalty set forth in Section 4.3.1 as adjusted in accordance with subsection (c) below.

            (c)    [***] Royalty Reduction Mechanism.    If the [***] in the United States in any calendar quarter is not more than [***] percent ([***]%) but is greater than [***] percent ([***]%), the actual Royalties payable to Alizyme shall be reduced by [***] percent ([***]%). For each additional [***] percent ([***]%) reduction in [***] in the calendar quarter the actual Royalties payable to Alizyme shall be reduced by an additional [***] percent ([***]%) up to a maximum reduction of [***] percent ([***]%). For purposes of clarity only, Schedule 4.4.2(c) sets forth an example of the application of such royalty reduction mechanism.

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          4.4.3    Buy-Down of Royalty or Alizyme Trademark and Know-How Usage Fee.    Prometheus may, in its discretion, from time to time, propose to Alizyme the reduction or elimination of the Royalty rates or Alizyme Trademark and Know-How Usage Fee set forth in this Section 4, in which case Alizyme shall negotiate in good faith with Prometheus with respect to the appropriate financial or other consideration from Prometheus provided it is understood that Alizyme shall retain final decision-making authority, at its absolute discretion, with respect to any such reduction or elimination.

        4.5    Payment and Reports.    Within [***] days after the end of each calendar quarter during the Term subsequent to the First Commercial Sale of the Product in the Prometheus Territory (each such quarter, a "Royalty Reporting Quarter"), Prometheus shall provide Alizyme with a preliminary written report setting forth the estimated Net Sales during such Royalty Reporting Quarter. In addition, within [***] days after the end of each Royalty Reporting Quarter, Prometheus shall provide Alizyme with an updated written report setting forth the Net Sales during such Royalty Reporting Quarter and the calculation of the Royalty or Alizyme Trademark and Know-How Usage Fee payable to Alizyme for such Net Sales pursuant to this Section 4. Such report shall be accompanied by a payment equal to the total Royalty or Alizyme Trademark and Know-How Usage Fee due, if any, to Alizyme pursuant to this Section 4. All payments shall be made to Alizyme within [***] days after the end of the Royalty Reporting Quarter in United States Dollars. Sales made in currencies other than United States Dollars shall be converted to United States Dollars in accordance with GAAP, treating United States dollars as the reporting currency. In order to calculate the appropriate royalty reduction for the Royalty or Alizyme Trademark and Know-How Usage Fee, as set forth in Section 4.4.2, Prometheus shall review and base such royalty reduction calculation upon the [***] for the Product and the [***] in the United States to the extent made available by a [***] for such Reporting Quarter. In addition, Prometheus shall review the updated [***] for the calendar quarter immediately preceding the Royalty Reporting Quarter (the "Reconciled Quarter") and shall recalculate the appropriate royalty adjustment for such Reconciled Quarter based upon such updated [***] for the Product (the "Reconciliation Data"). If the Reconciliation Data discloses any underpayments by Prometheus to Alizyme, such underpayment shall be paid by Prometheus to Alizyme along with Prometheus' payment for the Royalty Reporting Quarter. If the Reconciliation Data discloses any overpayments by Prometheus to Alizyme, then Prometheus shall have the right to credit the amount of the overpayment against any Royalty or Alizyme Trademark and Know-How Usage Fee payment due to Alizyme until the overpayment has been fully applied. If the overpayment is not fully applied prior to the final quarterly payment of Royalties or Alizyme Trademark and Know-How Usage Fee due hereunder, Alizyme shall promptly refund an amount equal to any such remaining overpayment. For purposes of clarity only, Schedule 4.5 sets forth examples of such royalty adjustment calculations.

        4.6    Record Keeping.    Prometheus shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate books of accounts of record in connection with the sublicensing and sale of Product to permit verification of payments made hereunder. Such records shall be maintained for the period equal to the later of (i) [***] years from the date on which they were generated, or (ii) as required by applicable Law.

        4.7    Audit Rights.    Alizyme shall have the right to have an independent third party nationally-recognized accounting firm reasonably acceptable to Prometheus access the books and records of Prometheus, its Affiliates and Sublicensees solely

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to the extent necessary to verify the accuracy of the reports and payments made hereunder. Such audit shall be conducted upon at least [***] advanced written notice to Prometheus and shall commence on a date reasonably acceptable to both Parties, not to be later than [***] after Alizyme's notice. Such audit shall only be during Prometheus' normal business hours. [***]. The auditing party shall be required to sign a confidentiality agreement for the benefit of, and in a form reasonably acceptable to, Prometheus. Prometheus shall be provided the opportunity to discuss any discrepancies found during such audit with the auditors prior to such auditor issuing its final report. In addition, the auditors shall redact any confidential information disclosed in the proposed final report identified by Prometheus as confidential and not necessary for purposes of calculating the Royalty or Alizyme Trademark and Know-How Usage Fee owed. The final report shall be shared with both of the Parties. If any audit discloses any underpayments by Prometheus to Alizyme, then unless contested by Prometheus within [***] after receipt of the necessary documentation of the amount owed, any underpayment, together with any interest thereon calculated in accordance with Section 4.9 from the date of the underpayment, shall be paid by Prometheus to Alizyme within [***] of it being so disclosed. If any audit discloses any overpayments by Prometheus to Alizyme, then unless contested by Alizyme within [***] after receipt of the necessary documentation of the amount owed, Prometheus shall have the right to credit the amount of the overpayment against each subsequent quarterly payment due to Alizyme until the overpayment has been fully applied. If the overpayment is not fully applied prior to the final quarterly payment of Royalties or Alizyme Trademark and Know-How Usage Fee due hereunder, Alizyme shall promptly refund an amount equal to any such remaining overpayment. If Alizyme's audit demonstrates an underpayment of more than [***] percent ([***]%) for the payment due to Alizyme during the audited period, Prometheus shall be liable for Alizyme's reasonable cost of the audit that discovered such underpayment. Otherwise, Alizyme shall bear the costs of such audits. Any contested amounts shall be subject to the dispute resolution procedures set forth in Section 12.

        4.8    Withholding Taxes.    Where required to do so by applicable Law or order of a governmental body, Prometheus shall withhold taxes required to be paid to a taxing authority in connection with any payments to Alizyme hereunder, and, upon request of Alizyme, Prometheus shall furnish Alizyme with satisfactory evidence of such withholding and payment. Prometheus shall cooperate with Alizyme in obtaining exemption from withholding taxes where available under applicable Law, or recovering the same where an exemption is not available.

        4.9    Late Payments.    Any milestone payments, Royalty or Alizyme Trademark and Know-How Usage Fee due to Alizyme under this Agreement or any portion thereof which are not paid when due, shall bear interest equal to [***] percent ([***]%) per annum calculated on the number of days such payment is delinquent.

5.     INTELLECTUAL PROPERTY RIGHTS

        5.1    Patent and Trademark Prosecution and Maintenance; Product Know-How.

          5.1.1  As between the Parties, Alizyme shall have the primary right and obligation, at its sole cost and expense, to conduct and control prosecution, maintenance, challenges against validity and unenforceability or patentability with respect to the Product Patents and the Alizyme Trademarks. At Alizyme's request, Prometheus shall cooperate with and assist Alizyme in connection with such activities.

          5.1.2  Alizyme shall not abandon any of the Product Patents or Alizyme Trademarks in any country in the Prometheus Territory without providing reasonable prior written notice to Prometheus of such intention to surrender (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that would result in such surrender that may be taken with respect to such Product Patent or Alizyme Trademark with the relevant patent and trade mark office) and providing Prometheus an opportunity to assume responsibility for such Product Patent or Alizyme Trademark. In the event Prometheus elects to assume responsibility for any Product Patent or Alizyme Trademark, Alizyme shall, at Prometheus' expense, assign all right, title and interest in such Product Patent or Alizyme Trademark to Prometheus, and Alizyme shall promptly take all actions reasonably necessary or desirable to perfect such interest in Prometheus; provided that Alizyme will retain all rights and obligations with respect to such Product Patent or Alizyme Trademark before the date of such assignment.

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          5.1.3  Alizyme shall keep Prometheus reasonably informed as to the status of any of the Licensed Intellectual Property in the Prometheus Territory, and shall consider in good faith the reasonable requests and suggestions of Prometheus with respect to the prosecution, maintenance and defense of the Product Patents and Alizyme Trademarks in the Prometheus Territory.

          5.1.4  Alizyme shall promptly provide Prometheus with copies of correspondence or materials received from the PCT, the U.S. Patent and Trademark Office ("PTO"), the Canadian Intellectual Property Office ("CIPO") and the Mexican Patent Office ("IMPI") or equivalent intellectual property regulatory authority in any other country within the Prometheus Territory to the extent they relate to the Product Patents or Alizyme Trademarks.

          5.1.5  In addition, Prometheus shall have the right to approve any settlement that would render Prometheus unable to exercise its rights under this Agreement or would reasonably be expected to adversely affect the Licensed Intellectual Property or the Product in the Prometheus Territory or would result in any liability or admission on behalf of Prometheus, such approval not to be unreasonably withheld or delayed.

          5.1.6  If Prometheus reasonably believes that Alizyme may fail to make any required payments or take any action required for the preparation, filing, prosecution, defense or maintenance of any Product Patent or Alizyme Trademark in the Prometheus Territory within a reasonable time, Prometheus shall provide Alizyme with written notice of such deficiency. If Alizyme fails to take the required action within the shorter of (a) [***] of notice from Prometheus or (b) [***] before the deadline for taking such action, Prometheus shall have the right to thereafter make any such required payments or take any such required action and deduct and offset such payments from any future payments due under this Agreement to Alizyme.

          5.1.7  Each Party agrees that, to the extent permitted under the applicable Laws in the country or countries of manufacture and sale of the Product, the Product shall be marked with all Patent numbers applicable to the Product. For such purposes, each Party shall use Commercially Reasonable Efforts to provide the other Party with written notice of all of its patent numbers applicable to the Product.

          5.1.8  Alizyme shall keep all Product Know-How strictly confidential except to the extent that: (i) the Product Know-How is or becomes public otherwise than by default of Alizyme or any person who acquired the Product Know-How from Alizyme, or (ii) the Product Know-How must be disclosed by Law or order of a court of competent jurisdiction or to comply with the requirements of any governmental authority or Regulatory Authority. Alizyme covenants and agrees that it shall promptly notify Prometheus upon becoming aware of (i) the occurrence of such unauthorized use or disclosure of any Product Know-How or (ii) any Product Know-How otherwise falling into the public domain.

        5.2    Infringement or misappropriation of Licensed Intellectual Property.

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          5.2.1  If either Party should become aware of any infringement or misappropriation or threatened infringement or misappropriation of the Licensed Intellectual Property by a Third Party within the Field in the Prometheus Territory ("Product-Specific Infringement"), it shall promptly notify the other Party in writing and provide any information available to that Party relating to such alleged Product-Specific Infringement.

          5.2.2  Prometheus shall have the initial right (but not the obligation) to bring or control, at its own expense, any enforcement action directed to an alleged Product-Specific Infringement, but shall consult Alizyme in good faith with regard to all significant decisions. Alizyme shall reasonably cooperate in any such enforcement and, as necessary, join or be joined as a party therein, provided Prometheus agrees to reimburse Alizyme for all out-of-pocket costs, damages and expenses, including reasonable attorneys' fees (provided the Parties shall have used commercially reasonable efforts to utilize the same legal counsel), that it may incur in connection with such assistance or joinder, including any award of costs against it. In the event that Prometheus does not file suit against or commence and conclude settlement negotiations with the party responsible for a Product-Specific Infringement within [***] (or [***] with respect to the filing of an abbreviated new drug application by a Third Party) of receipt of a written demand from Alizyme that Prometheus bring suit, then the Parties will consult with one another in an effort to determine whether a reasonably prudent licensee would institute litigation to enforce the patent in question in light of all relevant business and economic factors (including, but not limited to, the projected cost of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims against the parties hereto, the impact of any possible adverse outcome on Prometheus and the effect any publicity might have on the Parties' respective reputations and goodwill). If, after such process, it is determined by Alizyme after good faith consultation with Prometheus that a suit should be filed and Prometheus does not file suit or commence settlement negotiations forthwith against the infringer, then Alizyme shall have the right, at its own expense, to enforce the Licensed Intellectual Property on behalf of itself and Prometheus. Prometheus shall reasonably cooperate in any such enforcement and, as necessary, join or be joined as a party therein, provided Alizyme agrees to reimburse Prometheus for all out-of-pocket costs, damages and expenses, including reasonable attorneys' fees (provided the Parties shall have used commercially reasonable efforts to utilize the same legal counsel), that it may incur in connection with such assistance or joinder, including any award of costs against it. Any costs, expenses or damages hereunder to be reimbursed by one Party to the other shall be paid by the owing Party within [***] of receipt of evidence that such costs, expenses or damages have been incurred.

          5.2.3  Any amount recovered in any action or suit, whether by judgment or settlement, shall be paid to or retained entirely by whichever Party brought the action, or where both Parties have agreed in writing in advance to participate in such action or suit and equally share the costs and expenses associated therewith, all amounts received for damages shall (unless the Parties otherwise agree in writing) be shared equally between the Parties, after first paying each Party's out-of-pocket expenses, including reasonable attorneys' fees. If the Parties have agreed to participate in any action but have not agreed to equally share the costs and expenses associated therewith, then all amounts received for damages shall be shared between the Parties based upon the out of pocket expenses actually paid by each Party (and not reimbursed by the other Party), after first paying each Party's out-of-pocket expenses, including reasonable attorneys' fees. In the absence of any conflict of interest, the Parties shall use commercially reasonable efforts to utilize the same legal counsel.

          5.2.4  If the Exploitation of the Product results in a claim alleging patent infringement against either Party (or its Affiliates, licensees or sublicensees), such Party shall promptly notify the other Party hereto in writing. Subject to Section 9.3, as between the Parties, Prometheus shall have the initial right to defend and control the defense of any infringement claim pertaining primarily to infringement inside the Prometheus Territory, and Alizyme shall have the initial right to defend and control the defense of any infringement claim pertaining primarily to infringement outside the Prometheus Territory. Each Party (a) may use counsel of its own choice as applicable, and (b) shall keep the other Party informed of all material developments in connection with any such claim. Notwithstanding the foregoing, if the other Party (or its Affiliates or Sublicensees) is joined in any such action, then it shall have the right to defend such action and be represented by separate legal advisors. [***].

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          5.2.5  Without prejudice to the foregoing, neither Party shall settle or compromise any legal action referred to in Sections 5.2.2 or 5.2.4 above without the prior written consent of the other Party (not to be unreasonably withheld or delayed).

6.     CONFIDENTIAL INFORMATION

        6.1    Confidentiality.

          6.1.1  Prometheus agrees to maintain secret and confidential the Product Know-How, any Alizyme Improvements and all other confidential information that it may acquire or has acquired from Alizyme in the course of this Agreement ("Alizyme Confidential Information"), to use the same exclusively as permitted under this Agreement, and to disclose the same only to those of its employees, Affiliates, contractors and Sublicensees appointed pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

          6.1.2  Alizyme agrees to maintain secret and confidential all Prometheus Improvements and all other confidential information that it may acquire or has acquired from Prometheus in the course of this Agreement ("Prometheus Confidential Information") and to disclose the same only to those of its employees, Affiliates, contractors and licensees of the Product to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

          6.1.3  The foregoing obligations of Sections 6.1.1 and 6.1.2 shall not apply to Know-How or other confidential information which:

            (a)   prior to receipt thereof from one Party was in the possession of the recipient Party and at its free disposal, as can be demonstrated by the recipient Party through written evidence;

            (b)   is subsequently disclosed to the recipient Party without any obligations of confidence by a third party who has not derived it directly or indirectly from the disclosing Party;

            (c)   is or becomes generally available to the public through no act or default of the recipient Party or its Affiliates, employees, contractors, agents, or Sublicensees;

            (d)   is independently developed by the receiving Party without the benefit of any disclosure hereunder, as demonstrated by documented evidence prepared contemporaneously with such independent development; or

            (e)   is required to be disclosed by law, regulation or action of any governmental agency or authority or to comply with the requirements of any securities exchange or to any governmental or regulatory agency in connection with an application for an IND or NDA or foreign equivalent thereof.

          6.1.4  Each Party shall procure that all its employees, contractors and licensees, who have access to any information of the other Party to which the obligations of clauses 6.1.1 or 6.1.2 as the case may be apply, shall be made aware of, subject to, and comply with the above obligations.

          6.1.5  The obligations of confidentiality herein shall survive without limit in time, shall apply to Alizyme Confidential Information and Prometheus Confidential Information exchanged between the Parties, both prior to and after entering into this Agreement and, with respect to such information, replace any and all previous confidentiality obligations owed by either Party to the other relating to the subject matter of this Agreement and to the extent relating to the Product (including without limitation under the Mutual Non Disclosure Agreement executed by the Parties on January 18, 2007, as amended).

        6.2    Publicity.    Except as required by Law or court order or as otherwise permitted under this Agreement, all publicity, press releases and public announcements, in each case relating to the Product as licensed hereunder in the Prometheus Territory and/or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the written approval (such approval not to be unreasonably withheld) of both Parties; provided that such publicity, press releases and other public announcements shall not disclose any confidential information of the other Party hereunder and shall give appropriate attribution to the other Party's role(s) in the project contemplated herein. Each Party shall provide the other Party an opportunity to review and comment on the language of such attribution prior to first use thereof in a press release or other public disclosure. Furthermore, each Party shall notify the other Party prior to the first public disclosure of any data generated by it, its Affiliates, Sublicensees or licensees (as applicable), and shall provide the other Party an opportunity to review and comment on the language of such disclosure. Either Party may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Party, as may be required by applicable Law (including, without limitation, disclosure requirements of the LSE, SEC, NYSE, or any other stock exchange or NASDAQ), in which case the Party seeking to disclose the information shall give the other Party reasonable advance notice and review of any such disclosure and shall seek confidential treatment of such information to the extent possible under applicable Law.

7.     REPRESENTATIONS, WARRANTIES AND COVENANTS

        7.1    Corporate Existence and Power.    As of the Effective Date, each Party hereto represents and warrants to the other Party that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated or organized; and (b) it has full power and authority and the legal right to own or license and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

        7.2    Authority.    As of the Effective Date, each Party hereto represents and warrants to the other Party that (a) it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms; (d) all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with entry into this Agreement have been obtained; and (e) the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (i) do not conflict with or violate any requirement of applicable Law or any provisions of such Party's charter documents in any material way, and (ii) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

        7.3    Intellectual Property.

          7.3.1  As of the Effective Date, Alizyme represents and warrants that Annex A-1 and Annex A-2 sets forth a true, correct and complete list of all Patents owned or Controlled by Alizyme or its Affiliates necessary or required to Exploit the Product in the Prometheus Territory.

          7.3.2  As of the Effective Date, Alizyme represents and warrants that it exclusively owns the right, title and interest in the Product Patents and the Alizyme Trademarks, and to Exploit the same.

          7.3.3  As of the Effective Date, to the best of Alizyme's knowledge the Product Patents and the Alizyme Trademarks [***] and [***] the rights of third parties. Alizyme has not assigned, licensed, sublicensed, granted any interest in or options to the Licensed Intellectual Property or the Product in the Prometheus Territory to any third party in violation of this Agreement and shall not do so during the Term.

          7.3.4  Alizyme represents and warrants that the Product Patents and the Alizyme Trademarks are free and clear of all Encumbrances that could restrict Prometheus' exclusive rights thereunder as granted under this Agreement (subject to the retained rights in Section 2.4) or use thereof as otherwise permitted under this Agreement.

          7.3.5  As of the Effective Date, Alizyme represents and warrants that all material registrations with and applications to governmental or regulatory bodies in respect of the Product Patents and Alizyme Trademarks in the Prometheus Territory required to be made by Alizyme, or made at its direction and under its control, [***] and Alizyme has taken all commercially reasonable actions required to maintain [***].

          7.3.6  As of the Effective Date, Alizyme represents and warrants that it has taken commercially reasonable measures to protect the secrecy, confidentiality and value of the Product Know-How. To Alizyme's knowledge, no event has occurred which has resulted in the unauthorized use or disclosure of any Product Know-How or which otherwise resulted in any Product Know-How falling into the public domain. Alizyme represents, warrants and covenants that it has the right and will continue to have the right to grant Prometheus the exclusive license to the Product Know-How in the Prometheus Territory as provided hereunder. To the knowledge of Alizyme, Alizyme is not nor has it received any written notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license with respect to the Licensed Intellectual Property. Alizyme represents and warrants that, as of the Effective Date, the Product Know-How is [***] that could restrict Prometheus' rights to use such Product Know-How as granted under this Agreement (subject to the retained rights in Section 2.4).

          7.3.7  As of the Effective Date, Alizyme represents and warrants that it has not received any Claim alleging that Alizyme's development or use of the Licensed Intellectual Property or the Product infringes, or misappropriates any intellectual property rights of any Third Party (including any Claim that Alizyme must license or refrain from using any intellectual property rights of any Third Party in order to Exploit the Product). To the knowledge of Alizyme, there are [***] which [***] of any intellectual property rights of any Third Party related to the development or use of the Licensed Intellectual Property or the Product. To the knowledge of Alizyme: (a) no Third Party has [***], infringed upon, or [***] the Licensed Intellectual Property; and (b) there are [***] which [***] infringement, or [***]. As of the Effective Date, no Claim is pending or, [***] which challenges the legality, validity, enforceability, use, or ownership of any Licensed Intellectual Property, and to the knowledge of Alizyme, [***].

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          7.3.8  Alizyme represents and warrants that, to the best of Alizyme's knowledge, the Exploitation of the Product in the Prometheus Territory as currently contemplated in this Agreement does not [***], infringe upon, or [***], any intellectual property rights of any Third Party.

        7.4    Regulatory Matters    As of the Effective Date, Alizyme represents and warrants to Prometheus that Alizyme holds, and is operating in material compliance with, such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA [***] required in connection with the development to date of the Product. Alizyme further represents and warrants to Prometheus that it has not received any warning letters or written correspondence from the FDA or any other governmental entity requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests with respect to the Product.

        7.5    Compliance with Laws.

          7.5.1  As of the Effective Date, Alizyme represents and warrants to Prometheus that Alizyme is in compliance in all material respects with all Laws that are applicable to its ownership interest in, or [***] the Product, and there are no events, conditions, circumstances, activities, practices, incidents or actions known to Alizyme relating thereto that would [***] with or give rise to [***] under applicable Laws.

          7.5.2  Prometheus represents and warrants that it shall Exploit the Product in the Prometheus Territory in compliance in all material respects with all applicable Laws.

        7.6    Legal Proceedings.    As of the Effective Date, Alizyme represents and warrants to Prometheus that there is no pending Proceeding (a) that has been commenced by or against Alizyme or any of its Affiliates or that otherwise relates to or [***] the Licensed Intellectual Property, or (b) that challenges, or [***], any of the transactions contemplated by this Agreement. To the knowledge of Alizyme, (i) no such Proceeding has been threatened, and (ii) no event has occurred or circumstance exists that [***].

        7.7    Financial Condition.    Alizyme represents and warrants to Prometheus that, as of the Effective Date, (i) it has not initiated a voluntary proceeding under any applicable bankruptcy code, and (ii) there is no involuntary proceeding under any applicable bankruptcy code pending against Alizyme. In addition, Alizyme represents and warrants that it will [***] period beginning on the Effective Date. If on any date hereafter Alizyme has reason to believe that [***] period during the Term, then Alizyme shall notify Prometheus in writing within [***] days thereafter.

8.     SUPPLY

        8.1    Clinical Trial Material Supply Agreement.    The Parties shall enter into a definitive clinical trial material supply agreement concurrently with the execution of this Agreement (the "Clinical Trial Material Supply Agreement"). Following

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execution of this Agreement, Alizyme shall negotiate in good faith with a Finished Product Manufacturer (as defined in the Clinical Trial Material Supply Agreement) for the supply to Alizyme and its licensees of Commercial Grade Product (as defined in the Clinical Trial Material Supply Agreement). Alizyme shall use Commercially Reasonable Efforts to conclude such agreement by [***] (the "Third Party Commercial Supply Agreement"). Prior to execution of such Third Party Commercial Supply Agreement, Prometheus shall be provided an opportunity to review and comment on the same. Following execution of such Third Party Commercial Supply Agreement, the Parties shall negotiate in good faith the terms of a commercial supply agreement, which terms shall be substantially similar to the terms set forth in the Clinical Trial Material Supply Agreement, subject to any changes and/or additional terms which are necessitated by the terms of the Third Party Commercial Supply Agreement. Notwithstanding the foregoing, Alizyme understands and agrees that Prometheus shall be free at any time to enter into supply agreements directly with the Third Party Manufacturers and or any other manufacturer for its supply of Commercial Grade Product and that if Prometheus elects to do so, it shall have no obligation (although it shall continue to maintain the right) to negotiate and enter into a commercial supply agreement with Alizyme.

        8.2    Technical Assistance.

          8.2.1  During the Term, upon the request of Prometheus, Alizyme shall provide Prometheus (or Prometheus's designee) with the assistance of Alizyme's employees and access to Alizyme's other internal resources and facilities to provide Prometheus with a reasonable level of technical assistance and consultation in connection with the transfer of the manufacture of the Product to one or more contract manufacturers of Prometheus' election solely for the manufacture and supply of Product to Prometheus, its Affiliates or Sublicensees for use in the Prometheus Territory as permitted under this Agreement in accordance with Section 8.2.2.

          8.2.2  In the event that Prometheus exercises its rights under Section 8.2.1, Prometheus shall have the option (but not the obligation) to require Alizyme [***] to promptly provide [***] Prometheus with (a) copies of all Manufacturing Know-How and Testing Methods (as defined in the Clinical Trial Material Supply Agreement) owned or Controlled by Alizyme which are necessary to make, have made, test and release the Product and have not already been provided to Prometheus pursuant to Section 2.3; and (b) the assistance of Alizyme's employees and Alizyme's other internal resources and facilities to provide Prometheus with a reasonable level of technical assistance and consultation in connection with the transfer of the manufacture of Product and qualification of the successor manufacturing facility with applicable Regulatory Authorities ("Technology Transfer"). Alizyme shall, and shall use Commercially Reasonable Efforts to cause its Third Party Manufacturers of Product to be obligated to provide up to a total of [***] man-hours of on-site consulting advice (including travel time) at the facilities of Prometheus or its designees with respect to manufacturing sites and the conduct of tests, studies and assays required for the transfer of manufacturing of the Product to an alternative manufacturer(s) at Alizyme's Fully-Burdened Cost. Alizyme and Prometheus shall negotiate in good faith a separate fee to be paid by Prometheus to Alizyme in the event of additional man-hours if such consulting advice is required by Prometheus or its designees. With respect to all documents, data and other information provided in accordance with this Section 8.2.2, (a) Alizyme shall be responsible for the cost of providing a reasonable number of copies only; and (b) in addition to paper and other tangible copies, Alizyme shall, upon Prometheus's request, also provide to Prometheus electronic copies of such documents, data and other information, provided, that, Alizyme or its Affiliates have electronic copies thereof.

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          8.2.3  Any alternative manufacturer Prometheus may designate to manufacture the Product shall be required to sign a customary and appropriate confidentiality agreement with respect to the nondisclosure and use of any Manufacturing Know-How on no less strict terms than those imposed on Prometheus under this Agreement.

9.     INDEMNIFICATION

        9.1    Indemnification by Alizyme.    Alizyme shall indemnify and hold harmless Prometheus and its Affiliates, Sublicensees and each of their respective employees, officers, directors and agents (each a "Prometheus Indemnitee") from and against (i) any and all liabilities, losses and damages ("Losses") finally awarded to a Third Party by a court of competent jurisdiction that result from any Claim made or brought against a Prometheus Indemnitee by or on behalf of such Third Party, and (ii) subject to Section 9.3, any direct out-of-pocket costs and expenses (including reasonable attorneys' fees) ("Litigation Costs") incurred by a Prometheus Indemnitee while investigating or conducting the defense of such Third Party Claim, in any such case (i) and (ii), solely to the extent such Claim is directly based on or directly arises out of (a) the breach by Alizyme of any representation, warranty or covenant contained in this Agreement; (b) any Third Party Claim that Alizyme misappropriated, willfully disclosed or made available to Prometheus any Licensed Intellectual Property in violation of an obligation of Alizyme to such Third Party; (c) the Exploitation of the Product by Alizyme, its Affiliates or its licensees; and/or (d) the Exploitation of the Prometheus Improvements by Alizyme, its Affiliates or licensees; provided, however, that such indemnification right shall not apply to any Claims, Losses or Litigation Costs (i) to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of a Prometheus Indemnitee or Prometheus' breach of this Agreement or the Clinical Trial Material Supply Agreement, (ii) for which Prometheus is obligated to indemnify Alizyme under Section 9.2, or (iii) based on or arising out of a Prometheus Indemnitee's contract or agreement with such Third Party.

        9.2    Indemnification by Prometheus.    Prometheus shall indemnify and hold harmless Alizyme and its Affiliates and each of their respective employees, officers, directors and agents (each an "Alizyme Indemnitee) from and against (i) any and all Losses finally awarded to a Third Party by a court of competent jurisdiction that result from any Claim made or bought against an Alizyme Indemnitee by or on behalf of such Third Party, and (ii) subject to Section 9.3, any Litigation Costs incurred by an Alizyme Indemnitee while investigating or conducting the defense of such Third Party Claim, in any such case (i) and (ii), solely to the extent such Claim is directly based on or directly arises out of (a) the breach by Prometheus of any representation, warranty or covenant contained in this Agreement; (b) the Exploitation of the Product by Prometheus, its Affiliates or its Sublicensees, and/or (c) the Exploitation of the Alizyme Improvements by Prometheus, its Affiliates or Sublicensees; provided, however, that such indemnification right shall not apply to any Claims, liability, loss, damage, cost and expense (i) to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of an Alizyme Indemnitee or Alizyme's breach of this Agreement or the Clinical Trial Material Supply Agreement, (ii) for which Alizyme is obligated to indemnify Prometheus under Section 9.1, or (iii) based on or arising out of an Alizyme Indemnitee's contract or agreement with such Third Party.

        9.3    Indemnification Procedures.    Promptly after receipt by a party seeking indemnification under this Section 9 (an "Indemnitee") of notice of any pending or threatened Claim against it, such Indemnitee shall give written notice thereof to the Party from whom the Indemnitee is entitled to seek indemnification pursuant to this Section 9 (the "Indemnifying Party"); provided that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnitee hereunder, except to the extent the Indemnifying Party demonstrates that it is materially prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of such Claim and, to the extent that it elects within seven (7) days of its receipt of notice of the Claim from the Indemnitee, to assume control of the defense of such Claim (unless (i) the Indemnifying Party is also a party to such proceeding and the Indemnifying Party has asserted a cross claim against the Indemnitee or a court has otherwise determined that such that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend the Indemnitee in such Proceeding) with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense of such Claim, the Indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the Indemnitee for any Litigation Costs subsequently incurred by the Indemnitee. The Indemnitee shall provide the Indemnifying Party with such information and assistance as the Indemnifying Party may reasonably request with regard to the Claim. No compromise or settlement of any Claim may be effected by the Indemnifying Party without the Indemnitee's written consent, which consent shall not be unreasonably withheld or delayed, unless (a) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee, (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (c) the Indemnitee's rights under this Agreement are not restricted by such compromise or settlement.

        9.4    Insurance.    Each of Alizyme and Prometheus shall have and maintain such type and amounts of liability insurance covering its activities under this Agreement as is normal and customary in the pharmaceutical industry generally for parties similarly situated. Each Party shall, upon request of the other Party, provide the requesting Party with a copy of the foregoing policies of insurance, along with any amendments and revisions thereto.

10.   TERM AND TERMINATION

        10.1    Term.    The term of this Agreement shall begin upon the Effective Date and shall continue in full force and effect unless terminated as hereinafter provided in this Section 10 (the "Term").

        10.2    Termination of Agreement for Breach.    Either Party may terminate this Agreement and the License for material breach of this Agreement by the other Party by giving ninety (90) days' written notice to the breaching Party (specifying in reasonable detail the basis for such termination) and such breaching Party has not cured such breach within such ninety (90) day period, except in the case of a payment default as to which the breaching Party shall have only a thirty (30) day notice and cure period. For the avoidance of doubt, and without limitation, any material breach by either Party of its diligence obligations under Section 3.8 to use Commercially Reasonable Efforts, Prometheus' material breach of its payment obligations under Section 4 and Alizyme's material breach of its exclusive license grant under Section 2.1, 2.2, 2.3 shall be deemed a material breach of this Agreement for the purposes of this Section 10.2.

        10.3    Termination of Agreement by Alizyme.    Alizyme may terminate this Agreement and the License upon the occurrence of one or more of the following:

          10.3.1  immediately upon written notice to Prometheus in the event Prometheus initiates a voluntary proceeding under any applicable bankruptcy code; or

          10.3.2  immediately upon written notice to Prometheus in the event Prometheus becomes the subject of an involuntary proceeding under any applicable bankruptcy code and such proceeding is not dismissed or stayed within ninety (90) days of its commencement.

        10.4    Termination of Agreement by Prometheus.    Prometheus may terminate this Agreement upon not less than six (6) months' written notice to Alizyme for any reason, provided that Prometheus shall discuss in good faith with Alizyme delaying such termination for up to an additional six (6) months to the extent necessary in order to allow an orderly transfer of the Product and Prometheus' rights under this Agreement to Alizyme and/or its designee as required under Section 10.5. Notwithstanding the foregoing, upon notice by Prometheus of its intent to terminate, Prometheus shall work with Alizyme in good faith to avoid devaluing the Product during such notice period and to complete any work in progress during such time but Prometheus shall not be obligated to begin any new trials or other work requiring material expenditures or resources during such notice period.

        10.5    Procedure upon Termination or Expiration of Agreement.

          10.5.1  Termination shall not relieve either Party of any obligations which have accrued prior to the effective date of such termination. In the case of any breach of the terms of the License, a decision not to terminate does not reduce or eliminate any recourse otherwise available to either Party. Upon any termination of this Agreement, all rights under the License and any license to Alizyme Improvements granted to Prometheus under Section 3.6.1 shall automatically terminate and revert to Alizyme.

          10.5.2  Upon termination by Prometheus for any reason, Prometheus and its Affiliates shall have the non-exclusive right to sell off any Product within its Control for a period not to exceed [***] from the date of termination, subject to payment of any applicable Royalty or Alizyme Trademark and Know-How Usage Fee obligations under Section 4. In addition, upon the termination of this Agreement by Prometheus pursuant to Section 10.2, the Parties shall negotiate in good faith the terms and conditions (including [***]) for the license and/or transfer of all Prometheus owned rights in the Product, the Regulatory Filings and Regulatory Approvals, any domain names registered to Prometheus or its Affiliates and utilized exclusively in connection with the Product and not in connection with Prometheus' and/or its Affiliates' other products or services, and any Prometheus (or its Affiliates) owned trademarks or trademarks licensed from third parties to Prometheus or its Affiliates and utilized exclusively in connection with the Product and not in connection with Prometheus' and/or its Affiliates' other products or services, provided that if the Parties are unable to negotiate such terms and execute an addendum or agreement with respect thereto, [***] shall be determined pursuant to the dispute resolution provisions set forth in Section 12.

          10.5.3  Upon the termination of this Agreement for any reason, (i) any Sublicenses granted by Prometheus hereunder shall survive; provided that each Sublicensee is then in full compliance with its Sublicense and promptly agrees in writing to be bound by the applicable terms of this Agreement and agrees to pay directly to Alizyme the same amounts that would have been due to Alizyme from Prometheus under this Agreement with respect to such Sublicense, had the Agreement not terminated, (ii) all rights and licenses herein granted to Prometheus shall terminate as of the effective date of termination of this Agreement, (iii) Prometheus shall promptly return to Alizyme all Product Know-How in Prometheus' possession or under Prometheus' Control which at the date of termination is still confidential, and (iv) any license granted to Alizyme pursuant to Section 3.6.2 shall continue. In addition, upon termination of this Agreement for any reason, other than termination by Prometheus under Section 10.2, Alizyme shall have the right to require Prometheus, at Prometheus' cost, (i) to transfer to Alizyme copies of all development data generated by or on behalf of Prometheus in connection with the Product (including reports of clinical studies and all other documentation containing or embodying any preclinical, clinical and manufacturing data), (ii) transfer ownership to Alizyme of all Regulatory Filings and Regulatory Approvals not then owned by, and otherwise transferred to, Alizyme, (iii) transfer ownership to Alizyme of any (a) domain names registered to Prometheus or its Affiliates and (b) trademarks owned by Prometheus and/or its Affiliates and, but in each case (a) and/or (b) solely if utilized exclusively in connection with the Product and not in connection with Prometheus' and/or its Affiliates other products or services (iv) promptly notify all applicable Regulatory Authorities of such transfer; (v) promptly execute and deliver any and all documents necessary to effectuate such transfer, and (vi) otherwise reasonably assist Alizyme in effectuating such transfer.

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        10.6    Alizyme's Insolvency.    Upon Alizyme entering into any voluntary or involuntary insolvency proceeding during the Term of this Agreement, and notwithstanding any attempted termination of this Agreement by any trustee, administrator or executor of Alizyme or an applicable bankruptcy court and notwithstanding Section 10.5.3: (i) all rights and licenses herein granted to Prometheus shall continue in full force and effect in perpetuity provided Prometheus continues to pay any milestone payments, Royalties and/or any Alizyme Trademark and Know-How Usage Fees otherwise due hereunder (subject to [***] hereunder) resulting from Alizyme's failure to perform any obligations hereunder which it would have had an obligation to perform but for the protections afforded to it under applicable bankruptcy law); and (ii) Alizyme shall have, to the extent required by applicable bankruptcy laws in order to maintain Prometheus' license rights hereunder, no further obligations under this Agreement other than to not interfere with Prometheus' license rights hereunder. The Parties agree that the terms of this Agreement are fair and reasonable and have been negotiated in an arms-length transaction between unrelated parties with each Party represented by legal counsel. If any provision herein is deemed onerous or otherwise unenforceable by any applicable bankruptcy court, the Parties shall use good faith efforts to amend the Agreement (e.g., removing such onerous provision) so as to avoid any consequences thereof under applicable bankruptcy laws.

        10.7    Third Party Costs and Expenses.    Upon the termination of this Agreement by Prometheus pursuant to Section 10.4, Prometheus shall reimburse Alizyme for any and all costs irrevocably committed by Alizyme to third parties up to the notice date of termination to the extent that such costs relate to obligations that Alizyme was committed to perform under this Agreement in the absence of such termination and which it would not have otherwise performed but for this Agreement.

        10.8    Survival.    Except as expressly provided herein, Sections 4.5, 4.7, 4.8, 4.9, 5.2 (in respect of pending or contemplated litigation), 6, 9, 10.5, 11, 12 and 13.7, and any accrued rights to payment shall survive any expiration or early termination of this Agreement.

11.    LIMITATION OF LIABILITY.    EXCEPT FOR [***] OR WITH RESPECT TO [***] OWED WITH RESPECT TO [***], NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CIRCUMSTANCES OR ANY LEGAL OR EQUITABLE THEORY, WHETHER IN CONTRACT, STRICT LIABILITY OR OTHERWISE, FOR ANY CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOST PROFITS ARISING OUT OF OR RELATED TO THE LICENSED INTELLECTUAL PROPERTY OR TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OR ANY LIMITED REMEDY. NOTWITHSTANDING THE FOREGOING, THESE LIMITATIONS SHALL NOT APPLY TO ANY THIRD-PARTY CLAIM THAT IS THE SUBJECT OF SECTION 9, TO THE EXTENT SUCH THIRD PARTY HAS BEEN AWARDED SUCH DAMAGES.

12.   DISPUTE RESOLUTION

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        12.1    Informal Resolution.    Subject to Section 13.7, in the event of any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, or alleged breach of this Agreement (the "Dispute"), prior to instituting any arbitration on account of such Dispute, the Parties shall attempt in good faith to settle such Dispute first by negotiation and consultation between themselves, including referral of such Dispute to the Chief Executive Officer of Prometheus and the Chief Executive Officer of Alizyme. In the event said executives are unable to resolve such Dispute or agree upon a mechanism to resolve such Dispute within [***] of the first written request for dispute resolution under this Section 12.1, then the Parties shall resolve all such Disputes in accordance with Section 12.2.

        12.2    Arbitration.    Subject to Section 13.7, if any Dispute has not been resolved by good faith negotiations between the Parties pursuant to Section 12.1 above, then the Parties shall settle the Dispute by submitting the matter to binding arbitration in accordance with Rules of the International Chamber of Commerce. The arbitration shall be held in the English language in New York. In any such arbitration, Prometheus shall select one (1) arbitrator and Alizyme shall select one (1) arbitrator, who, in each case, shall be an experienced lawyer or judge (or retired lawyer or judge) and fluent in English. The arbitrators selected by the Parties shall select a third arbitrator to act as Chairman. Judgment upon the award may be entered in any court having jurisdiction.

        12.3    Governing Law.    This Agreement shall be governed by the laws of the State of New York, excluding that body of law known as conflicts of law.

13.   MISCELLANEOUS

        13.1    Unenforceability.    Both Parties hereby expressly state that it is the intention of neither Party to violate any Law. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the Parties.

        13.2    Compliance with Law.    Each Party shall comply with and shall use Commercially Reasonable Efforts to ensure that its Affiliates and sublicensees employees, agents, clinical institutions and clinical investigators comply with all applicable Laws in carrying out its rights and obligations under this Agreement.

        13.3    No Waiver.    The failure by either Party to take any action or assert any right hereunder shall in no way be construed to be a waiver of such right, nor in any way be deemed to affect the validity of this Agreement or any part hereof, or the right of a Party to thereafter enforce each and every provision of this Agreement.

        13.4    Drafting.    This Agreement shall not be construed more strictly against one Party than the other because it may have been drafted by one of the Parties or its counsel, each Party having contributed through its counsel substantially and materially to the negotiation and drafting thereof.

        13.5    Assignment.    This Agreement and the Parties' rights and obligations hereunder shall not be assignable except with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party shall have the right to assign this Agreement or its rights or obligations under this Agreement without the other Party's prior written consent to any of its Affiliates, successors in interest or acquirors of all or substantially all of its assets relating to the Licensed Intellectual Property or the Product, including any successor in interest by way of any reincorporation or other reorganization; provided that such Affiliate, successor in interest or acquiror assumes all of such Party's obligations under this Agreement. [***].

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        13.6    Relationship of the Parties.    In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between or among any of the Parties. Except as otherwise provided herein, no Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of any other Party. No Party shall be liable for the act of any other Party unless such act is expressly authorized in writing by such Party.

        13.7    Injunctive Relief.    Each of the Parties agrees that if certain material obligations under this Agreement are not performed in accordance with their specific terms or are otherwise breached, (a) severe and irreparable damage would occur, (b) no adequate remedy at law would exist, and (c) damages would be difficult to determine. Each of the Parties agrees that, in such case, the injured Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by applicable law, and the breaching Party shall waive any requirement that such Party post bond as a condition for obtaining any such relief.

        13.8    Notices.    Every notice, election, demand, consent, request, approval, report, offer, acceptance, certificate, or other communication required or permitted under this Agreement or by applicable Law shall be in writing and shall be deemed to have been delivered and received (a) when personally delivered, (b) on the seventh (7th) business day after which sent by registered or certified mail, postage prepaid, return receipt requested, (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission (provided that, on that same date, a copy of such notice is sent by registered or certified mail, postage prepaid, return receipt requested), or (d) on the third (3rd) business day after the business day on which deposited with a regulated public carrier (e.g., Federal Express) for overnight delivery (receipt verified), freight prepaid, addressed to the party for whom intended at the mailing address or facsimile number set forth below, or such other mailing address or facsimile number, notice of which is given in a manner permitted by this Section 13.8.

        For Alizyme:

  Alizyme Therapeutics, Ltd.
  Granta Park, Great Abington
  Cambridge, CB21 6GX, United Kingdom
  Attn: Chief Executive Officer
  Facsimile: +44 (0)1223 896001

  With a copy to (which shall not constitute notice):

  Simmons & Simmons
  CityPoint
  One Ropemaker Street
  London EC2Y 9SS
  Ref: IP/4480-8/RBB
  Facsimile: +44 (0)207 628 2070

  For Prometheus:

  Prometheus Laboratories Inc.
  9410 Carroll Park Drive
  San Diego, CA 92121
  Attn: President
  Facsimile: (858) 410-1945

  With a copy to (which shall not constitute notice):

  Prometheus Laboratories Inc.
  9410 Carroll Park Drive
  San Diego, CA 92121
  Attn: Legal Department
  Facsimile: (858) 332-3393

        13.9    Entire Agreement.    This Agreement and the Annexes and Schedules hereto along with the Clinical Trial Material Supply Agreement contain the entire understanding between the Parties relating to the subject matter hereof and supersedes any and all prior agreements, understandings and arrangements, whether written or oral, between the Parties hereto relating to such subject matter and to the extent relating to the Product. No amendments, changes, modifications, waivers or alterations of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

        13.10    Force Majeure.    If and to the extent that either Party is prevented or delayed by a Force Majeure Event from performing any of its obligations under this Agreement and promptly so notifies the other Party, specifying the matters constituting Force Majeure Event together with such evidence in verification thereof as it can reasonably give and specifying the period for which it is estimated that the prevention or delay will continue, then the Party so affected shall be relieved of liability to the other for failure to perform or for delay in performing such obligations (as the case may be), but shall nevertheless use its best endeavours to resume full performance thereof, provided that if the Force Majeure Event continues for a period of [***] or more following notification, the Party not affected by the Force Majeure Event may terminate this Agreement by giving not less than [***] prior notice to the other Party. In addition, neither Alizyme nor Prometheus shall be obligated to make any payments for any part of any services not performed as a result of any Force Majeure Event.

        13.11    Headings.    The captions to the Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

        13.12    Set Off.    Notwithstanding anything to the contrary in this Agreement, Prometheus shall have a right to set-off [***] due under this Agreement to Alizyme against any [***] (as demonstrated by reasonable evidence of such [***]).

        13.13    Costs and Expenses.    Except as otherwise expressly set forth in Section 3.3.1, Section 3.5 or otherwise in the Development Plan, each Party shall bear its own costs and expenses in performing its obligations under the Development Plan and this Agreement.

        13.14    Counterparts.    This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof.

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        13.15    Parent Guarantee.    In consideration for Prometheus entering into the Agreement and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Alizyme plc (a Company incorporated in England and Wales and having its registered office at Granta Park, Great Abington, Cambridge, CB21 6GX, United Kingdom) hereby absolutely, unconditionally and irrevocably guarantees (the "Guarantee") to Prometheus the full and timely performance of, and failing such performance, agrees to perform, each and all of the obligations (including, without limitation, any obligation to make payments under the Agreement) of its wholly owned subsidiary Alizyme Therapeutics, Ltd under this Agreement. Alizyme plc agrees that its Guarantee is a continuing obligation which shall not be terminated unless and until all of the obligations hereunder of Alizyme Therapeutics, Ltd. are fully performed and that Prometheus hereto may enforce this Guarantee without exhausting any and all remedies available to Prometheus. No invalidity, irregularity or unenforceability of all or any part of Alizyme Therapeutics, Ltd's obligations hereunder (including, without limitation, as a result of the bankruptcy, reorganization or insolvency or pursuant to any assignment for the benefit of creditors, receivership, or similar proceeding with respect to Alizyme Therapeutics, Ltd under this Agreement) shall affect, impair or be a defense to Alizyme plc's obligations hereunder, which are primary obligations of Alizyme plc. Alizyme plc is not relying on any explicit or implicit representation whether oral or in writing with respect to its provision of this Guarantee. In the event of any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, or alleged breach of this Guarantee the provisions of Section 12 and 13.7 shall apply.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the parties hereto have executed this LICENSE AGREEMENT as of the Effective Date.

ALIZYME THERAPEUTICS LIMITED
By:	/s/ TIM MCCARTHY Name: Tim McCarthy Title: Chief Executive Officer
PROMETHEUS LABORATORIES INC.
By:	/s/ JOSEPH M. LIMBER Name: Joseph M. Limber Title: President and Chief Executive Officer
And for purposes of Section 13.15 (and any Sections cross-referenced therein) only:
ALIZYME PLC
By:	/s/ David Campbell Name: David Campbell Title: Finance Director

ANNEX A
LICENSED INTELLECTUAL PROPERTY

ANNEX A-1

ISSUED AND PENDING PRODUCT PATENTS

1.     COLAL DELIVERY SYSTEMS ('HOT PROCESS' PATENTS)

Country	Official No.	Status
Canada	1339081	Granted
USA	07/438488	Granted

Country	Official No.	Status
Canada	2069485	Granted
USA	5294448	Granted

2.     COLAL-PRED®

Country	Official No.	Status
Canada	[***]	Pending
Mexico	[***]	Pending
USA	[***]	Pending

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX A-2

ISSUED AND PENDING COLAL COLD PROCESS PATENTS

Country	Official No.	Status
Canada	2302585	Granted
USA	6534549	Granted

Country	Official No.	Status
Canada	[***]	Pending
USA	6743445	Granted

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX A-3

ISSUED AND PENDING ALIZYME TRADEMARKS

1.
COLAL-PRED

Country	Official No.	Status
Canada	1160391	Pending
Mexico	776386	Registered
USA	3216889	Registered
2.
COLALPRED

Country	Official No.	Status
Canada	TMA599469	Registered
Mexico	719559	Registered
USA	2901032	Registered
3.
COLAL

Country	Official No.	Status
Canada	1008171	Pending
Mexico	—	—
USA	2516171	Registered

ANNEX B
DEVELOPMENT PLAN

[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***] [***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
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SCHEDULE 4.4.2(C)

        Exhibit A(1): Illustration of Royalty Reduction Mechanism during the Initial License Term

Relevant TRX Market Share of Product in the applicable calendar quarter	% Reduction of the Royalties that would otherwise be payable to Alizyme	$[***] to $[***] million	$[***] to $[***] million	$[***] to $[***] million	$[***]+ million
[***]	[***]	[***]	[***]	[***]	[***]
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        Illustration of Royalty Reduction Mechanism during the Subsequent License Term

  1.
  [***].

  2.
  [***].

Example:
Net sales: [***]
TRX share: [***]

Net Sales (million)	Royalty Rate Exhibit A(1)	Subsequent License Term Royalty Rate	Lowest Royalty Rate Within Each Sales Band
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Net Sales (million)	Royalty Rate	Royalty Payment (million)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total		[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        Illustration of Royalty Reduction Mechanism during the Subsequent License Term

Relevant TRX Market Share of Product in the applicable calendar quarter	% Reduction of the Royalties that would otherwise be payable to Alizyme	$[***] to $[***] million	$[***] to $[***] million	$[***] to $[***] million	$[***]+ million
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.5

Example of quarterly royalty calculation. This same methodology applies to calculating quarterly royalty payments with and without Royalty Reduction Mechanism adjustments.

[***]

Three pages have been redacted pursuant to a request for confidential treatment.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

QuickLinks

  Exhibit 10.25
TABLE OF CONTENTS
LICENSE AGREEMENT
RECITALS
AGREEMENT
ANNEX A LICENSED INTELLECTUAL PROPERTY
ANNEX B DEVELOPMENT PLAN
SCHEDULE 4.4.2(C)
SCHEDULE 4.5